Filed Pursuant to Rule 424(b)(3)
Registration No. 333-259895

Prospectus Supplement No. 4

to Prospectus dated February 24, 2022

Li-Cycle Holdings Corp.

Secondary Offering of

107,264,669 Common Shares

This Prospectus Supplement No. 4 supplements the Prospectus dated February 24, 2022 (the “Prospectus”) of Li-Cycle Holdings Corp., an Ontario corporation (“we” or the “Company”), that forms a part of the Company’s Registration Statement on Form F-1 (File No. 333-259895). This Prospectus Supplement No. 4 is being filed to update and supplement certain information contained in the Prospectus with the information contained in our Report of Foreign Private Issuer on Form 6-K filed with the Securities and Exchange Commission on May 5, 2022. This Prospectus Supplement No. 4 should be read in conjunction with the Prospectus. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

Investing in our common shares involves a high degree of risk. Before buying any common shares, you should carefully read the discussion of material risks of investing in our common shares in the section titled “Risk Factors” beginning on page 12 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these common shares or passed on the adequacy or accuracy of the Prospectus or this Prospectus Supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is May 5, 2022

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of May, 2022.

Commission File Number 001-40733

LI-CYCLE HOLDINGS CORP.

Li-Cycle Holdings Corp.

207 Queen’s Quay West, Suite 590

Toronto, ON M5J 1A7

(877) 542-9253

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F. Form 20-F  ☒ Form 40-F  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):  ☐

Partnership with Glencore

On May 5, 2022, Li-Cycle Holdings Corp. (the “Company”) announced the entry into a global feedstock supply agreement with Glencore Ltd. (“Glencore”) pursuant to which Glencore will supply manufacturing scrap and end-of-life lithium-ion batteries to the Company on a global basis. In addition, the Company has also entered into a non-binding term sheet with Glencore (the “Term Sheet”), covering the supply of black mass to the Company’s Hubs, the off-take of black mass from the Company’s Spokes, the off-take of battery grade end products produced by the Company’s Hubs, the off-take of by-products from the Company’s Spokes and Hubs and the supply of sulfuric acid to the Company’s Hubs.

Note Purchase Agreement

On May 5, 2022, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Glencore pursuant to which the Company will issue to Glencore an unsecured convertible note (the “Convertible Note”) in the aggregate principal amount of $200,000,000, in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Transaction”).

The Note Purchase Agreement includes customary representations, warranties and covenants. In addition, Glencore has agreed to certain transfer restrictions with respect to the common shares of the Company issuable upon conversion of the Convertible Note.

The closing of the Transaction is subject to certain conditions, including, among others, that the commercial agreements contemplated by the Term Sheet have been executed. In addition, Glencore has committed to a standstill agreement and the Company will grant certain registration rights to Glencore. Subject to certain exceptions and applicable law, following closing of the Transaction, Glencore shall be entitled to nominate one board member to the board of directors of the Company.

The Note Purchase Agreement may be terminated prior to the closing of the Transaction (i) by the mutual written agreement of each of the parties to the Note Purchase Agreement, (ii) if any final judgment, order, law rule or regulation is enacted that prohibits the consummation of the Transaction, (iii) by Glencore, subject to certain conditions, if the Company breaches certain provisions of the Note Purchase Agreement, (iv) by the Company, subject to certain conditions, if Glencore breaches certain provisions of the Note Purchase Agreement and (v) by either Glencore or the Company if closing of the Transaction has not been consummated on or before May 31, 2022.

The foregoing description of the Note Purchase Agreement is qualified in its entirety by reference to the Note Purchase Agreement attached as Exhibit 10.1 to this current report on Form 6-K and is incorporated herein by reference.

A press release issued by the Company announcing the partnership with Glencore is included as an exhibit to this current report on Form 6-K.

Exhibits

Exhibit Number	Exhibit Description

10.1	Note Purchase Agreement, dated May 5, 2022, by and between Li-Cycle Holdings Corp. and Glencore Ltd.

99.1	Press Release, dated May 5, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name:	Ajay Kochhar
Title:	Chief Executive Officer and Director

Date: May 5, 2022

Exhibit 10.1

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (the “Agreement”), dated May 5, 2022, is being entered into by and between Li-Cycle Holdings Corp., a corporation incorporated under the laws of the Province of Ontario with offices located at 207 Queen’s Quay West, Suite 590, Toronto, Ontario M5J 1A7 (the “Company”), and Glencore Ltd., a Swiss company having an office at 330 Madison Ave., New York, NY 10017 (the “Purchaser”).

RECITALS

WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, the Convertible Note due five years from its date of issue in the aggregate amount of $200,000,000 (referred to herein as the “Note”) in the form attached as Exhibit A and to be issued in accordance with the terms and conditions of the form of Note; and

WHEREAS, the Company and the Purchaser desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

1.	PURCHASE AND SALE OF CONVERTIBLE NOTE.

(a) Purchase of Note. Subject to the terms and conditions of this Agreement, at the Closing the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase and acquire from the Company, the Note for a purchase price equal to $200,000,000 (the “Purchase Price”).

(b) Closing. The closing (the “Closing”) of the purchase of the Note by the Purchaser shall occur on the second Business Day (as defined in the Note) following the date on which the conditions to the Closing set forth in Section 4 of this Agreement have been satisfied or, to the extent permitted by Applicable Law (as defined below), waived by the party entitled to the benefit thereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at such time), or on such other Business Day to be agreed in writing between the Company and the Purchaser, at the offices of Freshfields Bruckhaus Deringer LLP, 601 Lexington Avenue, 31st Floor, New York, NY 10022 or remotely by electronic exchange of documents. The date on which the Closing occurs is referred to herein as the “Closing Date”.

(c) Form of Payment for Note. At the Closing, (i) the Purchaser shall pay the Purchase Price to the Company for the Note, and (ii) the Company shall deliver to Purchaser the Note in the aggregate principal amount of $200,000,000.

2.	PURCHASER’S REPRESENTATIONS AND WARRANTIES.

Purchaser represents and warrants to the Company as follows:

(a) Organization. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Authorization; Validity; Enforcement. The Purchaser has full corporate power and authority to execute and deliver this Agreement, the Note, the Registration Rights Agreement attached hereto as Exhibit B (the “Registration Rights Agreement”) and the Amended and Restated Standstill Agreement attached hereto as Exhibit C (the “Standstill Agreement”, and together with this Agreement, the Note and the Registration Rights Agreement, the “Transaction Documents”) and to consummate the transactions contemplated by this Agreement (the “Transactions”) to which it is a party. The execution, delivery and performance by the Purchaser of the Transaction Documents and the consummation of the Transactions to which it is a party have been duly authorized by all necessary corporate action on behalf of the Purchaser. No other proceedings on the part of the Purchaser are necessary to authorize the execution, delivery and performance by the Purchaser of any of the Transaction Documents and consummation of the Transactions to which it is a party. Each of the Transaction Documents has been duly and validly executed and delivered by the Purchaser. Assuming each of the Transaction Documents constitutes the valid and binding obligation of the Company, each of the Transaction Documents is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the limitation of such enforcement by the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”).

(c) Sufficiency of Funds. At and immediately prior to the Closing, the Purchaser will have cash and equity capital commitments in excess of the Purchase Price.

(d) No Conflicts. The execution and delivery by the Purchaser of the Transaction Documents, and the performance by the Purchaser of its obligations under the Transaction Documents, including the transactions contemplated herein, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Purchaser pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Purchaser to perform its obligations hereunder; or (ii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

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(e) Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, provincial, local or foreign, and any applicable industry self-regulatory organization (each, a “Governmental Entity”) is required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of the Transaction Documents and the consummation by the Purchaser of the Transactions to which it is a party, except for any required filings or approvals under any applicable antitrust laws or foreign investment laws, requirements or regulations in connection with the issuance of common shares of the Company (“Common Shares”) upon the conversion of the Note, or the exercise of any warrants issued to the Purchaser upon the redemption of the Note in accordance with the terms and conditions thereof (the “Redemption Warrants”), any required filings pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the rules of the United States Securities Exchange Commission (the “SEC”) and any consent, approval, order, authorization, registration, declaration, filing, exemption or review, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions by the Purchaser.

(f) Purchase for Investment. The purchase of the Note is for the Purchaser’s own account and not with a view to the distribution thereof, provided that the disposition of the Purchaser’s property shall at all times be within the Purchaser’s control. The Purchaser understands that neither the Note nor any Common Share issuable upon the conversion of the Note has been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Note.

(g) Accredited Investor; Restricted Securities. The Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the offering and sale of the Note is being made in reliance on a private placement exemption from registration under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available.

(h) No Qualification in Canada. The Purchaser acknowledges having been informed by the Company that the Note and the Common Shares issuable upon conversion of the Note: (i) have not been qualified for distribution by prospectus in any jurisdiction of Canada, and (ii) may not be offered or sold in any jurisdiction of Canada during the course of their distribution except pursuant to a prospectus or exemption from the prospectus requirement under applicable securities laws in Canada.

(i) Investment Decision. The Purchaser has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person (as defined herein). Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on the Company’s representations and warranties contained herein. It is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, including, without limitation, except for the express statements, representations and warranties of the Company made or contained in this Agreement. Furthermore, it acknowledges that nothing in this Agreement or any other materials presented by or on behalf of the Company to it in connection with the purchase

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of the Note constitutes legal, tax or investment advice. The Purchaser has adequate means of providing for its current needs and contingencies, has no need for liquidity with respect to its investment in the Note, and can withstand a complete loss of such investment in the Note. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

(j) Accuracy of Representations. The Purchaser understands the Company is relying and will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements in connection with the transactions contemplated by this Agreement.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser as follows:

(a) Organization; Authority. The Company has been duly incorporated and is validly existing as a corporation under the laws of the Province of Ontario, in good standing under the laws of the Province of Ontario (to the extent such concept exists in such jurisdiction), with the corporate power and capacity (as such term is interpreted under the laws of the Province of Ontario) to own, lease and operate its properties and conduct its business as presently conducted.

(b) Common Shares. The Common Shares issuable upon conversion of the Note, or the exercise of any Redemption Warrants, as applicable, will be duly and validly authorized and, when and if issued and delivered to Purchaser in accordance with the terms of the Note and this Agreement, such Common Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any statutory or contractual preemptive or similar rights.

(c) Authorization; Validity; Enforcement. The Company has the corporate power and capacity (as such term is interpreted under the laws of the Province of Ontario) to enter into, deliver and perform its obligations under this Agreement. The execution, delivery and performance of the Transaction Documents and the consummation by the Company of the Transactions to which it is a party have been duly authorized by the board of directors of the Company (the “Board of Directors”) and all other necessary corporate action on the part of the Company. Assuming each of the Transaction Documents constitutes the valid and binding obligation of the Purchaser, each of the Transaction Documents is, or will at the Closing constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(d) No Conflicts. The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations under the Transaction Documents, including the issuance and sale of the Note or the Common Shares issuable upon conversion of the Note or upon exercise of any Redemption Warrants, as applicable, and the consummation of the other transactions contemplated herein, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan

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agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have, a Company Material Adverse Effect or materially affect the validity of the Note or such Common Shares or the legal authority of the Company to comply in all material respects with the terms of this Agreement; (ii) the organizational documents of the Company; or (iii) subject to compliance with applicable antitrust laws and foreign investment laws, any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, for purposes of this clause (iii), would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially affect the validity of the Note or such Common Shares or the legal authority of the Company to comply in all material respects with this Agreement. For purposes of this Agreement, (x) “Company Material Adverse Effect” means any event, change or development that has had, or would reasonably be likely to have, individually or in the aggregate, a material adverse effect on the results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, but, in each case shall not include the effect of any event, change or development relating to (i) the industries and markets in which the Company and its Subsidiaries operate, (ii) macroeconomic factors, exchange rates, interest rates or general financial, credit, debt or capital market conditions (including changes in interest or exchange rates), (iii) earthquakes, floods, hurricanes, tornadoes, natural disasters, epidemics, pandemics, endemics or disease outbreaks (including COVID-19), (iv) global, national or regional political conditions, including hostilities, acts of war, sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof, (v) changes in Applicable Law (including any COVID-19 Measures), generally accepted accounting principles or interpretations of the foregoing, (vi) compliance with this Agreement or the other Transaction Documents or any action taken or omitted to be taken by the Company at the written request of, or with the prior written consent of, the Purchaser, (vii) consummation of the transactions contemplated hereby or any announcement of this Agreement or the other Transaction Documents or the identity of the Purchaser or any of its Affiliates (as defined in the Note), (viii) any failure by the Company to meet projections, forecasts or estimates (but not the underlying cause thereof), or (ix) any breach by the Purchaser of this Agreement or the other Transaction Documents; provided, however, that with respect to the foregoing clauses (i) through (v), any such event, change or development may be taken into account in determining whether there has been or is a “Company Material Adverse Effect” to the extent it disproportionately impacts the results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, as compared to similarly situated participants in the same industry, (y) “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks, and (z) “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention, Health Canada and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Act.

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(e) Governmental Authorization. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other Person in connection with the execution, delivery and performance by the Company of this Agreement (including, without limitation, the issuance of the Note), other than (i) filings required by applicable state, provincial or federal securities laws, (ii) consents, waivers, authorizations, orders, notices, filings or registrations required under applicable antitrust laws or foreign investment laws in connection with the issuance of Common Shares upon the conversion of the Note, or the exercise of any warrants issued to the Purchaser upon the redemption of the Note in accordance with the terms and conditions thereof, and (iii) consents, waivers, authorizations, orders, notices, filings or registrations the failure of which to obtain would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(f) Non-contravention. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company is now a party or by which the Company’s properties or assets are bound, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(g) Exchange Act Registration of Common Shares; Canadian Reporting Issuer Status. All of the issued and outstanding Common Shares have been registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange (the “NYSE”). The Company currently qualifies as a “foreign private issuer” as such term is defined in Rule 3b-4(b) under the Exchange Act. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the NYSE or the SEC with respect to any intention by such entity to deregister the Common Shares, or prohibit or terminate the listing of the Common Shares, on the NYSE. The Company has taken no action that is designed to terminate the registration of the Common Shares under the Exchange Act. The Company is not on a list of reporting issuers that is in default in the Province of Ontario. To the knowledge of the Company, there is no suit, action, proceeding or investigation pending or threatened against the Company by the Ontario Securities Commission to terminate the Company’s status as a reporting issuer, nor has the Company taken any action that is intentionally designed to terminate the Company’s status as a reporting issuer in the Province of Ontario.

(h) Reports; Financial Statements.

(i) The Company has filed with or furnished to the SEC, as applicable, its shell company report on Form 20-F and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since August 9, 2021 (collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

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(ii) Each of the consolidated balance sheets and the related consolidated statements of operations, shareholders’ equity (deficit) and cash flows included in the Company Reports filed with the SEC under the Exchange Act have been prepared from, and are in accordance with, the books and records of the Company and its 100% owned consolidated subsidiary entities (“Subsidiaries”), fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates shown and the results of the consolidated loss and comprehensive loss, changes in equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods set forth therein, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, have been prepared in accordance with IFRS consistently applied during the periods involved, and, except in the case of unaudited financial statements for the absence of footnote disclosure, otherwise comply in all material respects with the requirements of the SEC.

(iii) Since August 9, 2021, (A) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and (B) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

(i) Capitalization. The authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of preferred shares. As of the date of this Agreement, there were issued and outstanding: (i) 169,080,622 Common Shares of the Company (the “Outstanding Shares”); (ii) no preferred shares of the Company; (iii) options (the “Options”) to acquire an aggregate of 5,793,766 Common Shares of the Company and (iv) restricted share units (the “RSUs”) to acquire an aggregate of 2,196,215 Common Shares of the Company. Except for the Outstanding Shares, there are no other shares of any class or series in the capital of the Company outstanding. Except for the Options and the RSUs, there are no options, warrants, convertible securities or other rights, agreements or commitments requiring or which may require the issuance or sale by the Company or any of its Subsidiaries of any securities of the Company or any of its Subsidiaries.

(j) Litigation. Except as set forth on Section 3(j) of the Company Disclosure Schedules, there is no (and since May 1, 2019, there has not been any) proceeding pending or, to the Company’s knowledge, threatened by or against the Company and its Subsidiaries that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, or that would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to timely consummate the transactions contemplated hereby. None of the Company and its Subsidiaries nor any of their respective properties or assets is subject to any material order (including any order that would prevent, materially delay or materially impair the ability of the Company to timely consummate the transactions contemplated hereby).

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(k) Compliance with Law. Each of the Company and its Subsidiaries (i) conducts, and since May 1, 2019 has conducted, its business in accordance with all laws and orders applicable to the Company or such Subsidiary, as applicable, and is not in violation of any such law or order, including any law or order related to COVID-19, and (ii) has not received any written communications from a Governmental Entity that alleges that the Company or any of its Subsidiaries is not in compliance with any such law or order, except, in the case of each of clauses (i) and (ii), as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(l) Intellectual Property.

(i) To the Company’s knowledge, the Company and its Subsidiaries have sufficient rights to all Company owned Intellectual Property Rights used in or necessary for the operation of the businesses of the Company and its Subsidiaries as currently conducted.

(ii) The Company and its Subsidiaries have taken commercially reasonable steps to safeguard and maintain the secrecy of any Trade Secrets owned by the Company or any Subsidiary, except which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole. To the Company’s knowledge, there has been no violation or unauthorized access to or disclosure of any material Trade Secrets of or in the possession of or processed by the Company or any Subsidiary of the Company, or of any written obligations with respect to such.

(iii) To the Company’s knowledge, since May 1, 2019, no Person is or was infringing, misappropriating, misusing, diluting or violating any Company owned Intellectual Property Right in any material respect. None of the Company or any Subsidiary has made any written claim commencing legal action against any Person alleging any infringement, misappropriation or other violation of any Company owned Intellectual Property Right in any material respect.

(iv) “Intellectual Property Rights” means all (A) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing; (B) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing; (C) copyrights, works of authorship, data, database and design rights, and mask work rights, whether or not registered or published, and all registrations, applications renewals, extensions and reversions of any of any of the foregoing; (D) trade secrets, know-how, confidential or proprietary information, including invention disclosures, inventions, ideas, algorithms, formulae, processes, methods, techniques, and models, technologies, protocols, methodologies, formulations, layouts, specifications, discoveries, compositions, industrial models, architectures, drawings, plans, ideas, research and development, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case whether patentable or not and whether reduced to practice or not (collectively, “Trade Secrets”); (E) rights in software, and (F) any other intellectual or proprietary rights.

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(m) Environmental Matters.

(i) Neither the Company or its Subsidiaries have received any written notice, report, order, communication or other information from any United States, Canadian or other Governmental Entity or any other Person regarding any actual, alleged, or potential violation in any material respect of, failure to comply in any material respect with, or material liability under, any laws and orders concerning pollution, the storage, use, treatment, transportation, handling, importation, exportation, sale, distribution, labeling, recycling, processing or testing of Hazardous Substance (as defined below) or the protection of the environment, or the protection of human health or safety (to the extent relating to exposure to Hazardous Substances) (collectively, “Environmental Laws”).

(ii) Except as would not reasonably be expected to have a Company Material Adverse Effect:

(A) The Company and its Subsidiaries are (and, since May 1, 2019, have been) in compliance with all Environmental Laws, which compliance has included obtaining, maintaining and complying with all approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Entity (collectively, “Permits”) that are required pursuant to Environmental Laws for the ownership or occupation of their facilities and the operation of their business;

(B) There is no lawsuit, litigation, action, claim, complaint, charge, proceeding, administrative enforcement proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity, or, to the Company’s knowledge, threatened against the Company or its Subsidiaries pursuant to Environmental Laws;

(C) The Company and its Subsidiaries have not manufactured, released, treated, stored, disposed, arranged for disposal, transport or handling of, contaminated, or exposed any Person to, any material, substance, waste or other pollutant or contaminant that is regulated by, or for which standards of conduct are imposed or may give rise to liability pursuant to, any Environmental Law, including any petroleum products or byproducts, noise, odor, mold, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroalkyl substances, or radon (each, a “Hazardous Substance”), except, in each case, in compliance with Environmental Law;

(D) The Company and its Subsidiaries have not assumed, undertaken, provided an indemnity with respect to or otherwise knowingly become subject to any liabilities of any other Person under Environmental Law; and

(E) The Company has made available to the Purchaser copies of all written environmental reports, audits, and assessments and all other material environmental, health and safety documents that are in the Company’s possession or control relating to the current or former operations, properties or facilities of the Company or its Subsidiaries.

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(n) Compliance with Sanctions Laws, Anti-Corruption Laws and Anti-Money Laundering Laws.

(i) Neither the Company, its Subsidiaries, nor any of their directors or officers, nor, to the Company’s knowledge, any of their employees, agents, or other third-party representatives acting for or on behalf of any of the foregoing is or has been a person, organization or vessel (A) designated on the OFAC list of Specially Designated Nationals and Blocked Persons, the Consolidated List of Financial Sanctions Targets maintained by Her Majesty’s Treasury, and person listed by Canada under the regulations to the Special Economic Measures Act, the Freezing Assets of Corrupt Foreign Officials Act, the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) the United Nations Act, the Criminal Code, or any other similar Canadian law, or subject of any economic or financial sanctions administered or enforced by the United Nations Security Council, the European Union or Switzerland, or on any list of targeted Persons issued under any such economic or financial sanctions laws, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, any other agency of the US government, or the government of Canada (“Sanctions Laws”), (B) that is, or is part of, a government of any country or other territory subject to a general export, import, financial or investment embargo under Sanctions Law including, for the avoidance of doubt, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea territory, Cuba, Iran, North Korea, and Syria (“Sanctioned Territory”), (C) owned or controlled by, or acting on behalf of, any of the foregoing, (D) organized, resident, located within or operating from a Sanctioned Territory, or (E) otherwise targeted under any Sanctions Law (a “Sanctioned Person”), or otherwise is engaging or has engaged in dealings with any Sanctioned Person;

(ii) The entering into of this Agreement and the completion of the transactions contemplated in the Transaction Documents will not violate, and the Company and its Subsidiaries have not violated in any material respect, or have not at any time engaged in activity, practice or conduct which would constitute a material breach of, any Sanctions Laws, any applicable anti-money laundering and counter-terrorism laws in all applicable jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity, including without limitation, the Criminal Code (Canada); the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), 18 U.S.C. §§ 1956-1957, and regulations and guidance thereunder (“Anti-Money Laundering Laws”), all applicable laws relating to export, re-export, transfer and import controls, including the Export and Import Permits Act and the regulations thereunder and the Export Administration Regulations and the customs and import laws administered by U.S. Customs and Border Protection (“Ex-In Laws”), or the (A) U.S. Foreign Corrupt Practices Act (FCPA), (B) the Corruption of Foreign Public Officials Act (Canada), (C) the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or (D) any other applicable anti-bribery or anti-corruption laws related to combatting bribery, corruption and money laundering (“Anti-Corruption Laws”).

(iii) Neither the Company, its Subsidiaries, nor any of their directors or officers nor, to the Company’s knowledge, any of their employees, agents, or any third-party representatives acting for or on behalf of any of the foregoing has, in contravention of any Anti-Corruption Laws, (A) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any person, (B) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate which was not in compliance with domestic law or (C) otherwise made, offered, received, authorized, promised or paid any improper

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payment under any Anti-Corruption Laws and the transactions contemplated by the Transaction Documents and any benefit derived thereof will not, directly or indirectly, be used to provide any unlawful payment, gift or any other improper benefit to any (1) any employee, officer or associated person of, or any person otherwise acting in an official capacity for or on behalf of, a Government Entity or (2) a person holding a legislative, administrative or judicial position of any kind, regardless of whether elected or appointed, of a Government Entity (a “Public Official”) or their agents, or any other company or entity owed, directly or indirectly, by a Public Official or its agent, in each case in contravention of applicable Anti-Corruption Laws.

(iv) None of the Company or its Subsidiaries has, to the Company’s knowledge, been the subject of any allegation, voluntary disclosure, investigation, prosecution or enforcement action related to any Sanctions Laws, Anti-Corruption Laws, Ex-Im Laws, Anti-Money Laundering Laws or Part 3 of the UK Criminal Finances Act 2017 (Corporate Offences of Failure to Prevent Facilitation of Tax Evasion), any rules or regulations thereunder and any other laws, rules and regulations relating to tax evasion applicable to the Company or its Subsidiaries and to the Company’s knowledge, no such allegation, voluntary disclosure, investigation, prosecution or enforcement action is pending or has been threatened in writing.

(v) Notwithstanding anything in this Agreement, including but not limited to the representations made under Section 3 of this Agreement, nothing in this Agreement shall require the Company or its Subsidiaries, or any director, officer, employee or agent of the foregoing, to commit an act or omissions that contravenes the Foreign Extraterritorial Measures Act (Canada), or any order promulgated thereunder.

(vi) All the documents and information the Company has provided, and/or will provide, to the Purchaser, including, without limitation, any “know-your-counterparty” information and documents requested by the Purchaser, is, and/or will be, accurate, complete and up to date in all material respects;

(vii) The Company and its Subsidiaries have instituted and maintained policies, procedures, systems and controls, including a compliance program (the “Compliance Program”), reasonably designed to (A) promote and achieve compliance with Sanctions Laws, Anti-Corruption Laws, or Anti-Money Laundering Laws and (B) prevent any person acting on behalf of the Company or otherwise performing any services for or on the Company’s behalf, including without limitation its directors, officers, employees, contractors, sub-contractors and agents (an “Affiliated Person”), from any conduct that would give rise to an offence under Sanctions Laws, Anti-Corruption Laws, or Anti-Money Laundering Laws .

(viii) The Company, its Subsidiaries and its directors and officers are not (A) a Public Official or (B) (1) a Public Official’s spouse; (2) a Public Official and his or her spouse’s grandparents, parents, siblings, children, nieces, nephews, aunts, uncles and first cousins; (3) the spouse of any persons listed in subcategories (1) or (2); and (4) any other person who shares the same household with the individual, personal, business, or other relationship or association with a Public Official who may have responsibility for or oversight of the business of the Company or its Subsidiaries.

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(ix) No Sanctioned Person has any beneficial or other property interest in the Agreement nor will have any participation in or derive any other financial or economic benefit from the Agreement; and

(x) The Company will not use, or make available, the funds provided by the Purchaser pursuant to the Agreement (A) to fund or facilitate any activities or business of, with or related to any Sanctioned Territory or Sanctioned Person, (B) in any manner that would result in a violation of Sanctions Laws, or (C) for any activities or business that could result in the designation of the Purchaser as a Sanctioned Person.

(xi) For purposes of this Agreement, “Applicable Law” means all laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature, having application, directly or indirectly, to the Company, and includes the rules and policies of any stock exchange upon which the Company has securities listed or quoted.

(o) Record Keeping. In connection with the business of the Company and its Subsidiaries, the Company has, at all times in the last five (5) years, maintained books, records and accounts that were accurate and complete, in all material respects, and complied, in all material respects, with the requirements of Applicable Laws.

(p) No Registration of Note or Common Shares; Ontario Prospectus Exemption. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 2, no registration under the Securities Act and no registration or qualification under any applicable state securities laws is required for the offer and sale of the Note by the Company to the Purchaser in the manner contemplated by this Agreement or for the issuance of the Common Shares issuable upon the conversion of the Note or any Redemption Warrants. The distribution of the Note to the Purchaser is exempt from the prospectus requirements of the Securities Act (Ontario) under Section 2.3 of Ontario Securities Commission Rule 72-503 Distributions Outside Canada. The distribution of the Common Shares issuable upon conversion of the Note or the exercise of any Redemption Warrants would, if issued on the date hereof, be exempt from the prospectus requirements of the Securities Act (Ontario) under Section 2.42(1)(a) of National Instrument 45-106 Prospectus Exemptions of the Canadian Securities Administrators.

4.	CONDITIONS TO CLOSING

(a) Mutual Conditions. The obligations of each of the Company and the Purchaser to consummate the Transactions are subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of the following condition, which condition is for the mutual benefit of the Company and the Purchaser and may be waived only by the mutual consent of the Company and the Purchaser:

(i) no Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby, and no Governmental Entity shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition.

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(b) Additional Conditions to the Purchaser’s Obligation to Close. The obligations of the Purchaser to consummate the Transactions are subject to the satisfaction or, to the extent permitted by Applicable Law, waiver by the Purchaser of each of the following conditions:

(i) (A) the representations and warranties of the Company set forth in Section 3 of this Agreement (other than the representations and warranties set forth in Section 3(a) (Organization; Authority), Section 3(b) (Common Shares), Section 3(c) (Authorization; Validity; Enforcement) and Section 3(i) (Capitalization) (collectively, the “Fundamental Company Representations”) and Section 3(h)(iii)(B) (Absence of a Company MAE)) shall be true and correct (without giving effect to any limitations as to “materiality” or “Company Material Adverse Effect” set forth therein) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except for such representations and warranties that are made expressly as of a specific date, which representations and warranties shall be true and correct as of such date), in each case, except for such failures to be so true and correct as have not had, individually or in the aggregate, a Company Material Adverse Effect, (B) each of the Fundamental Company Representations shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except for such representations and warranties that are made expressly as of a specific date, which representations and warranties shall be so true and correct as of such date), and (C) the representation and warranty of the Company set forth in Section 3(h)(iii)(B) (Absence of a Company MAE) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date;

(ii) the Company shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing and after giving effect to the issue and sale of the Note (and the application of the proceeds thereof), no Default or Event of Default (each as defined in the Note) shall have occurred and be continuing;

(iii) the Company shall have delivered a certificate signed by an executive officer thereof confirming the satisfaction of the conditions in clauses (i) and (ii) above as of the Closing;

(iv) the commercial agreements contemplated by the term sheet, dated as of the date hereof (the “Commercial Term Sheet”), agreed between the parties (collectively, the “Commercial Agreements”) shall have been duly executed and delivered by the Company to the Purchaser on substantially the terms set forth in the Commercial Term Sheet and otherwise on terms and conditions reasonably acceptable to the Purchaser; and

(v) the Purchaser shall have received customary opinions of outside counsel to the Company substantially in the forms attached hereto as Exhibit D.

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(c) Additional Conditions to the Company’s Obligation to Close. The obligations of the Company to consummate the Transactions are subject to the satisfaction or, to the extent permitted by Applicable Law, waiver by the Company of each of the following conditions:

(i) each of the representations and warranties of the Purchaser contained in Section 2 shall be true and correct in all material respects (other than such representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except for such representations and warranties that are made expressly as of a specific date, which representations and warranties shall be so true and correct as of such date);

(ii) the Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing;

(iii) the Purchaser shall have delivered a certificate signed by an executive officer thereof confirming the satisfaction of the conditions in clauses (i) and (ii) above as of the Closing; and

(iv) the Commercial Agreements shall have been duly executed and delivered by the Purchaser to the Company on substantially the terms set forth in the Commercial Term Sheet and otherwise on terms and conditions reasonably acceptable to the Company.

5.	COVENANTS.

(a) Use of Proceeds. The Company will use the net proceeds from the sale of the Note for hub and spoke development and general corporate purposes.

(b) Listing; Canadian Securities Law Compliance. The Company shall use its reasonable best efforts to promptly secure the listing on the NYSE of all of the Common Shares issuable upon conversion of the Note or upon exercise of any Redemption Warrants, as applicable (subject to official notice of issuance). Until the date (the “Reference Date”) that is the earlier of (i) the date on which the Note has been fully converted in accordance with its terms, and (ii) the later of (x) the Maturity Date and, if applicable, (y) the expiration date of any Redemption Warrants, the Company shall use its reasonable best efforts to maintain the listing or authorization for quotation (as the case may be) of all Common Shares from time to time issuable under the terms of the Note or, if Redemption Warrants are issued, upon exercise of the Redemption Warrants on the NYSE, the NYSE American, Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or the OTC US Market so long as, in the case of the OTC US Market only, the market capitalization of the Company is $150,000,000 or more (each, an “Eligible Market”). Until the Reference Date, the Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Shares on an Eligible Market. Until the Reference Date, the Company shall use its reasonable best efforts to remain a reporting issuer in the Province of Ontario. The Company shall timely file a Form 72-503F under OSC Rule 72-503 Distributions Outside Ontario in respect of the distribution of the Note to the Purchaser.

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(c) Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(d) Commercially Reasonable Efforts. Each of the parties hereto shall use its commercially reasonable efforts to cause the Closing to occur as promptly as practicable following the date hereof, including by using such efforts to satisfy each of the conditions to Closing; provided, such obligation shall not require any party hereto to waive any such condition; and provided, further, that in the case of each of the Commercial Agreements, each party hereto shall be obligated to (and, to the extent applicable, shall cause any Affiliates to) meet and confer with the other party hereto concerning the possible terms of such Commercial Agreements, as applicable, but no such party shall have any obligation to agree to any such terms except in its sole discretion and this Agreement shall not be deemed an “agreement to agree” with respect thereto.

(e) Transfer Restrictions.

(i) The Purchaser shall not offer, sell, assign or transfer (including through hedging or derivative transactions) any Common Shares issued or issuable upon conversion of the Note for a period of two (2) years after the date hereof, other than to one or more Permitted Transferees (as defined in the Note).

(ii) The Purchaser shall not offer, sell, assign or transfer any Common Shares issued upon conversion of the Note to any Activist Investor (excluding for the purposes of this limitation transfers through broad underwritten offerings or ordinary brokerage transactions that result in an Activist Investor transferee without the knowledge by the Purchaser that such transfer would result in an Activist Investor transferee). “Activist Investor” means, as of the date of the proposed transfer, any Person identified on the most recently available “SharkWatch 50” list (or, if “SharkWatch 50” is no longer available, then the prevailing comparable list as reasonably determined by the Company), or any Person who, to the knowledge of the transferor, is an Affiliate of any such Person.

(iii) If the Purchaser transfers any Common Shares to a third party that would, upon the consummation of such transfer, beneficially own 5% or more of the Company’s total outstanding Common Shares on an as-converted basis (excluding broad underwritten offerings and ordinary brokerage transactions), then the Purchaser shall cause the transferee, as a condition to such transfer, to become bound by the Standstill Agreement and the terms of this Section 5(e) (as if the transferee were the Purchaser).

(iv) Upon the occurrence of any transfer pursuant to Section 5(e)(i) or Section 5(e)(iii), the Purchaser shall cause the transferee to sign a joinder to this Agreement whereby the transferee shall be bound by, and assume, all of the terms and conditions hereof.

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(f) Disclosure of Transactions and Other Material Information. The Company shall, on or before 9:15 a.m., New York time, on or about May 5, 2022, issue a press release (the “Press Release”) reasonably acceptable to Purchaser disclosing all the material terms of the transactions contemplated by the Transaction Documents; provided that nothing contained herein will restrict the ability of the Company to issue the Press Release in order to comply with Applicable Law. After the Closing Date, the Company may file or furnish (i) a Current Report on Form 6-K with the SEC and a material change report with the Ontario Securities Commission, in each case describing all the material terms of the transactions contemplated by the Transaction Documents, and (ii) the Press Release with the Ontario Securities Commission.

(g) Reservation of Shares. So long as the Note (or any Redemption Warrants) remains outstanding, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, the maximum number of Common Shares to provide for the full conversion of the Note (or exercise of such Redemption Warrants, as applicable) and any payment of accrued and unpaid interest thereon. At no time shall the number of Common Shares reserved pursuant to this Section 5(g) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction or proportionally in connection with any conversion and/or redemption, as applicable, of the Note.

(h) Antitrust Approval. The Company and the Purchaser acknowledge that one or more filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or antitrust laws of other jurisdictions and/or foreign investment laws may be necessary in connection with the issuance of the Common Shares upon conversion of the Note. The Purchaser will promptly notify the Company if any such filing is required on the part of the Purchaser or the Company. The Company, the Purchaser and any other applicable Purchaser Affiliate will use reasonable best efforts to cooperate in making or causing to be made all applications and filings under the HSR Act or any antitrust laws of other jurisdictions or any foreign investment laws required in connection with the issuance of the Common Shares upon conversion of the Note held by the Purchaser or any Purchaser Affiliate in a timely manner and as required by the law of the applicable jurisdiction; provided, that, notwithstanding anything in this Agreement to the contrary, the Company shall not have any responsibility or liability for failure of Purchaser or any of its Affiliates to comply with any Applicable Law. For as long as the Note is outstanding, the Company shall as promptly as reasonably practicable provide (no more than four (4) times per calendar year) such information regarding the Company and its Subsidiaries as the Purchaser may reasonably request in order to determine what antitrust or foreign investment requirements may exist with respect to any potential conversion of the Note. Promptly upon request by the Purchaser, the Company will use its reasonable best efforts to make all such filings and obtain all approvals and clearances as required under applicable antitrust or foreign investment laws in connection with the issuance of the Common Shares and investment in the Common Shares upon conversion of the Note. Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed that: (i) neither the Purchaser nor the Company shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent; and (ii) neither the Purchaser nor the Company shall be under any obligation to make proposals, execute or carry out agreements, enter into consent decrees or submit to orders providing for (A) the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of the Purchaser or any of its Affiliates or the Company or any of its Subsidiaries or Affiliates, (B) the imposition of any limitation or regulation on the ability of the Purchaser or any of its Affiliates or the Company or any of its Subsidiaries or Affiliates to freely conduct their business or own such assets, or (C) the holding separate of the Common Shares or any limitation or regulation on the ability of Purchaser or any of its Affiliates to exercise full rights of ownership of the Common Shares. The Company and Purchaser will cooperate, provide all necessary information, and keep each other fully apprised with respect to such filing and regulatory processes. The Purchaser shall be responsible for the payment of the filing fees associated with any such applications or filings.

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(i) Board Position.

(i) Subject to (x) Section 5(i)(vii) below, (y) Applicable Law (including, for the avoidance of doubt, the director eligibility requirements of the Business Corporations Act (Ontario), the SEC, the Ontario Securities Commission and any Eligible Market on which Common Shares trade, in each case, as they exist from time to time), and (z) the occurrence of the Closing, the Purchaser shall be entitled to designate one nominee for election or appointment to the Board of Directors (the “Purchaser’s Nominee”) by giving written notice to the Company not later than thirty (30) days after receiving notice of the date of the applicable meeting of shareholders of the Company provided to investors in the case of an election to the Board of Directors, provided that (A) the Purchaser’s Nominee has: (1) provided the Company with the Purchaser’s Nominee’s written consent to a customary background check, which consent shall be provided promptly after the Purchaser’s Nominee is proposed; (2) provided the Company with a completed director questionnaire (in the form to be provided by the Company within three (3) Business Days of the Purchaser’s Nominee being identified) and such other information as may be reasonably requested by the Board of Directors, and (3) upon request by the Company, completed a reasonably satisfactory interview with the Company’s Nominating and Governance Committee (or similarly designated committee), and (B) the Company’s Nominating and Governance Committee determines the Purchaser’s Nominee is reasonably acceptable. If the Purchaser fails to give notice of the Purchaser’s Nominee as provided above, then the Purchaser’s Nominee shall be deemed to be the incumbent Purchaser’s Nominee director. In the event the Nominating and Governance Committee determines the Purchaser’s Nominee is not reasonably acceptable, the Purchaser may propose a new nominee, subject to the approval process described above, until the Purchaser’s Nominee is approved in accordance with this Section 5(i)(i). Subject to the process contemplated by this Section 5(i)(i), the initial Purchaser’s Nominee shall be Kunal Sinha.

(ii) Following a determination by the Company’s Nominating and Governance Committee that the Purchaser’s Nominee is reasonably acceptable, the Company shall ensure that: (A) the Purchaser’s Nominee is included in the Board of Director’s slate of nominees to the shareholders of the Company for each election of directors and recommended by the Board of Directors at any meeting of shareholders of the Company called for the purpose of electing directors; (B) the Purchaser’s Nominee is included in the proxy statement prepared by management of the Company in connection with the Company’s solicitation of proxies or consents in favor of the foregoing for every meeting of the shareholders of the Company called with respect to the election of members of the Board of Directors, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the shareholders of the Company or the Board of Directors with respect to the election of members of the Board of Directors; and (C) the Company uses the same level of efforts to solicit proxies or consents in favor of the Purchaser’s Nominee as is expended for the other director nominees of the Company with respect to the applicable meeting of shareholders or consent solicitation.

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(iii) If a vacancy occurs because of the death, disability, disqualification, resignation or removal of the Purchaser Director or for any other reason, and at such time, the Purchaser’s right to designate a Purchaser’s Nominee has not ended pursuant to Section 5(i)(vii) then the Purchaser shall be entitled to designate such person’s successor, and the Company shall take all necessary actions within its control, in accordance with and subject to the process set forth in Section 5(i)(i), such that such vacancy shall be filled with such successor Purchaser’s Nominee, it being understood that any such successor designee shall serve the remainder of the term of the director whom such designee replaces. For purposes of this Agreement, the “Purchaser Director” means an individual elected to the Board of Directors that has been nominated by the Purchaser pursuant to this Agreement.

(iv) If at any time the Purchaser ceases to have the right to designate a Purchaser’s Nominee, then within ten (10) days thereof, if so requested by the Company, the Purchaser shall cause the Purchaser Director to tender his or her resignation to the Board of Directors for the Board of Directors’ consideration.

(v) Subject to Applicable Law (including, for the avoidance of doubt, applicable independence requirements of the Business Corporations Act (Ontario), the SEC, the Ontario Securities Commission and any Eligible Market on which Common Shares trade, in each case, as they exist from time to time), for so long as the Purchaser Director serves as a member of the Board of Directors, such Purchaser Director shall be eligible to serve on any committee of the Board of Directors (it being understood that any such appointment shall be determined by the Company’s Nominating and Governance Committee and the Board of Directors in accordance with their usual procedures).

(vi) Each non-employee Purchaser Director shall be entitled to any retainer, equity compensation or other fees or compensation paid to the other non-employee directors of the Company for their service as a director, including any service on any committee of the Board of Directors. Each Purchaser Director shall be entitled to the same expense reimbursement and advancement, exculpation and indemnification in connection with his or her role as a director as the other members of the Board of Directors, as well as reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee of the Board of Directors of which such Purchaser Director is a member, if any, in each case to the same extent as the other members of the Board of Directors.

(vii) The Purchaser’s right to designate a Purchaser’s Nominee for election or appointment to the Board of Directors in accordance with this Section 5(i) shall end on the earlier to occur of (A) the Purchaser and its subsidiaries and Affiliates having ceased to beneficially own voting securities (or securities or notes convertible into voting securities) of the Company having voting rights equal to or greater than fifty percent (50%) of the voting securities into which the Note is convertible as of the Closing Date (assuming receipt of all required regulatory clearances and the expiration of all required waiting periods under Applicable Law) and (B) the breach by the Purchaser or Glencore plc of any terms or conditions set forth in the Standstill Agreement.

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(j) Compliance with Laws. Until the Reference Date, the Company shall comply, in all material respects, with all Applicable Laws, including applicable Sanctions Laws, Anti-Corruption Laws and Anti-Money Laundering Laws; provided, that any failure to comply with this Section 5(j) that primarily arises or results from the Purchaser or its Affiliates’ actions or omissions shall not constitute a breach of this Section 5(j). Until the Reference Date, if an instance of corruption, bribery of fraud is alleged or detected by the Company and known by its executive officers, it shall be promptly reported to the Board of Directors, and/or in accordance with the adequate procedures, in the discretion of the Company, to any competent authorities.

6.	THE CLOSING.

(a) Closing Deliverables by the Purchaser. At the Closing, the Purchaser shall deliver to the Company:

(i) the Standstill Agreement, duly executed by the Purchaser and the Purchaser’s ultimate parent company;

(ii) the Registration Rights Agreement, duly executed by the Purchaser;

(iii) the Commercial Agreements, duly executed by the Purchaser and any of its Affiliates that is contemplated as a party thereto;

(iv) the certificate required by Section 4(c)(iii), duly executed by the Purchaser;

(v) the Purchase Price by wire transfer of immediately available funds; and

(vi) such other documents, instruments or certificates relating to the Transactions as the Company or its counsel may have reasonably requested, duly executed by the Purchaser.

(b) Closing Deliverables by the Company. At the Closing, the Company shall deliver to Purchaser:

(i) the Note, duly executed by the Company;

(ii) the Registration Rights Agreement, duly executed by the Company;

(iii) the certificate required by Section 4(b)(iii), duly executed by the Company;

(iv) the opinions of outside counsel to the Company required by Section 4(b)(v);

(v) the Commercial Agreements, duly executed by the Company and any of its Affiliates that is contemplated as a party thereto;

(vi) evidence satisfactory to the Purchaser of the conditional acceptance of the NYSE for the listing of the Ordinary Shares issuable upon conversion of the Note on the NYSE;

(vii) evidence satisfactory to the Purchaser that, as of the Closing, the size of the Board of Directors shall have been increased by one and, subject to the process contemplated by Section 5(i)(i), Kunal Sinha shall have been appointed to fill the vacancy resulting therefrom; and

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(viii) such other documents, instruments or certificates relating to the Transactions as Purchaser or its counsel may have reasonably requested, duly executed by the Company.

7.	TERMINATION.

(a) This Agreement may be terminated at any time prior to the Closing Date:

(i) by mutual written agreement of the parties hereto;

(ii) if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions, and such judgment, order, law, rule or regulation shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7(a)(ii) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of, or primarily resulted in, the issuance, promulgation, enforcement or entry of any such law or order;

(iii) by the Purchaser, if (A) there shall have been a breach by the Company of any representation, warranty, covenant or agreement contained herein that would result in the failure of any of the conditions set forth in Section 4(b) to be satisfied, (B) the Purchaser is not then in material breach of any provision of this Agreement or the Standstill Agreement and (C) such breach by the Company shall not have been cured on or prior to the earlier of (1) the Outside Date (as defined below) and (2) twenty (20) Business Days after receipt by the Company of written notice of such breach from the Purchaser; provided, that (I) no such cure period shall be available with respect to any such breach by the Company if such breach was intentional and (II) any such cure period shall terminate at any time the Company is not exercising reasonable efforts to cure such breach;

(iv) by the Company, if (A) there shall have been a breach by the Purchaser of any representation, warranty, covenant or agreement contained herein that would result in the failure of any of the conditions set forth in Section 4(c) to be satisfied, (B) the Company is not then in material breach of any provision of this Agreement and (C) such breach by the Purchaser shall not have been cured on or prior to the earlier of (1) the Outside Date (as defined below) and (2) twenty (20) days after receipt by the Purchaser of written notice of such breach from the Company; provided, that (I) no such cure period shall be available with respect to any such breach by the Purchaser if such breach was intentional and (II) any such cure period shall terminate at any time the Purchaser is not exercising reasonable efforts to cure such breach; and

(v) by either the Purchaser or the Company if the Closing shall not have been consummated on or before May 31, 2022 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7(a)(v) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of, or primarily resulted in, the failure of the Closing to occur on or prior to the Outside Date.

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The party desiring to terminate this Agreement pursuant to this Section 7(a), shall give written notice of such termination to the other party.

(b) If this Agreement is terminated as permitted by Section 7(a), this Agreement shall become null and void and of no further force or effect, and such termination shall relieve each party to this Agreement from any liability or obligation under this Agreement except that nothing herein shall relieve any party from any liability or obligation for any willful breach of this Agreement or fraud that occurred prior to such termination.

8.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any conflict of law that would require the application of the laws of any other jurisdiction. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF EITHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

(b) Counterparts; Electronic Signatures. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page

21

shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other Applicable Law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company, or payable to or received by Purchaser, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under Applicable Law) exceed amounts permitted under any Applicable Law. Accordingly, if any obligation to pay, payment made to Purchaser, or collection by Purchaser pursuant the Transaction Documents is finally judicially determined to be contrary to any such Applicable Law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of Purchaser, the Company and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the Applicable Law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of Purchaser, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to Purchaser under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by Purchaser under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of Applicable Law, such amounts shall be pro-rated over the period of time to which they relate.

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(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between Purchaser, the Company and their Affiliates and Persons acting on their behalf, including any transactions by Purchaser with respect to Common Shares or the securities of the Company, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; Except as specifically set forth herein or therein, neither the Company, nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Purchaser. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt by the recipient, when delivered personally; (ii) upon receipt by the recipient, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

(i) If to the Company:

Li-Cycle Holdings Corp.

207 Queen’s Quay West, Suite 590

Toronto, Ontario M5J 1A7

Attention: Ajay Kochhar

Email: ajay.kochhar@li-cycle.com

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer LLP

601 Lexington Avenue, 31st Floor

New York, New York 10022

Attention: Paul M. Tiger, Andrea M. Basham

Email: Paul.Tiger@Freshfields.com

Andrea.Basham@Freshfields.com

(ii) If to the Purchaser:

 Glencore Ltd.

 330 Madison Ave.

 New York, New York 10017

 Attention: Legal Department

 E-Mail: legalnotices@glencore-us.com

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with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York

Attention: Heather Emmel

Email: heather.emmel@weil.com

and

Glencore International AG

Baarermattstrasse 3

CH – 6340 Baar

Switzerland

Attn: General Counsel

Email: general.counsel@glencore.com

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clauses (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser, including by way of a Change of Control Transaction (as defined in the Note) (unless the Company is in compliance with the applicable provisions governing Change of Control Transactions set forth in the Note). Purchaser may assign some or all of its rights hereunder to Permitted Transferees in connection with any transfer of any of its securities without the consent of the Company, provided that any assignee agrees in writing to be bound by the provisions hereof and the Standstill Agreement that apply to Purchaser in which event such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing for so long as the Company owes any amount to the Purchaser under the Note or any Redemption Warrants remain outstanding.

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(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Common Shares and any other numbers in this Agreement that relate to the Common Shares shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Shares after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for Purchaser (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(l) Remedies. Each party hereto shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which it has have been granted at any time under any other agreement or contract and all of the rights which it has under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each party hereto recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law would be inadequate relief to the other party hereto. Each party hereto therefore agrees that the other party hereto shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(m) Currency; Payments.

(i) Currency. Unless otherwise specified or the context otherwise requires all dollar amounts referred to in this Agreement are in United States Dollars (“U.S. Dollars”).

(ii) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in U.S. Dollars by wire transfer of immediately available funds. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

[signature page follows]

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IN WITNESS WHEREOF, each of the Company and the Purchaser has caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: Chief Executive Officer

PURCHASER:

GLENCORE LTD.

By:	/s/ Cheryl Driscoll
Name: Cheryl Driscoll
Title: Secretary

[SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

Exhibit A

Form of Note

See attached.

Exhibit A

CONVERTIBLE NOTE1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. TRANSFER OF THESE SECURITIES AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THIS SECURITY AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE ARE FURTHER SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 13 HEREOF, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

LI-CYCLE HOLDINGS CORP.

CONVERTIBLE NOTE

Issuance Date: [•], 2022	Original Principal Amount: $200,000,000.00

(the “Issuance Date”)

FOR VALUE RECEIVED, Li-Cycle Holdings Corp., a company existing under the laws of the Province of Ontario, Canada (the “Company”), hereby promises to pay to the order of Glencore Ltd., a Swiss company having an office at 330 Madison Ave., New York, NY 10017, or its permitted assigns (the “Holder”) the amount set forth above as the Original Principal Amount (as increased or reduced pursuant to the terms hereof pursuant to PIK, redemption, conversion or otherwise in accordance with the terms of this Convertible Note, the “Principal”) when due, whether upon the Maturity Date, or upon acceleration, redemption or otherwise (in each case, in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate on each Interest Date until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including any convertible note issued in exchange, transfer or replacement hereof in accordance with Section 14, this “Note”) is issued pursuant to the note purchase agreement (the “Note Purchase Agreement”) dated as of May 5, 2022 between the Company and the Holder, as amended from time to time.

[1]

Note: If the 2021 Convertible Note has been or is amended or modified in a manner that is favorable to the holder thereof between signing of the Note Purchase Agreement and the Issuance Date, the Company shall simultaneously offer to amend or modify this Note to reflect similar terms. The Note will also be modified to include the debt covenant from the 2021 Convertible Note in effect on the issue date of the Note.

Exhibit A

Certain capitalized terms used herein are defined in Section 27. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement.

1.

PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, together with all accrued and unpaid Interest (if any) on such Principal on the Maturity Date.

2.	INTEREST; INTEREST RATE.

(a)

Interest on this Note shall (i) commence accruing on the Issuance Date, (ii) be computed on the basis of actual number of days in a 360-day year, and (iii) be payable in cash or PIK (as defined below) on the first Trading Day of each semi-annual period in which Interest accrues hereunder in respect of the interest accrued during the immediately preceding semi-annual period (each, an “Interest Date”) beginning on [•], 2022 in accordance with the terms of this Note. All such Interest shall accrue at the Interest Rate. In the case of a conversion in accordance with Section 4, a redemption in accordance with Section 5 or any required payment upon a Change of Control Transaction or Event of Default, in each case, prior to the payment of Interest on an Interest Date, accrued and unpaid Interest on this Note as of the date of any such event shall be payable by way of inclusion of such Interest in the Conversion Amount or the Redemption Price, as applicable, on the applicable date of conversion or Redemption Date.

(b)

Subject to Applicable Law, if at any time required under the terms and conditions of this Note with respect to Interest due and payable hereunder, such amounts shall be paid in cash, or, at the option of the Company with no less than five (5) Business Days’ notice, prior to the applicable Interest Date, in writing to the Holder, may be paid in additional Notes (such amount to be paid in additional Notes hereunder, each, a “PIK Amount”). In the event any such PIK Amount is due hereunder, a new note shall be issued on the applicable Interest Date having the same terms as this Note (each, a “PIK”), except that the principal amount shall be equal to the PIK Amount and the issuance date of the new note shall be the applicable Interest Date. Notwithstanding the foregoing, Interest must be paid in cash in the event that shareholder approval would be required in order to issue the Common Shares upon conversion of such additional Notes in respect of any PIK Amount.

(c)

For purposes of the Interest Act (Canada), whenever any Interest under this Note is calculated using a rate based on a year of 360 days the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (i) the applicable rate based on a year of 360 days (ii) multiplied by the actual number of days in the calendar year in which the period for which such Interest is payable (or compounded) ends, and (iii) divided by 360. The principle of deemed reinvestment of interest does not apply to any Interest calculation under this Note and the rates of Interest stipulated in this Note are intended to be nominal rates and not effective rates or yields.

Exhibit A

(d)

If any provision of this Note or of any of the other Transaction Documents would obligate the Company to make any payment of Interest or any other amount payable to the Holder in an amount or calculated at a rate which would be prohibited by Applicable Law or would result in a receipt by the Holder of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in a receipt by the Holder of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amount or rate of interest required to be paid to the Holder under the applicable Transaction Document, and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Holder which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada).

3.

TAX WITHHOLDING. The Company shall be entitled to deduct and withhold any applicable taxes or similar charges (including without limitation interest, penalties or similar amounts in respect thereof) imposed or levied by or on behalf of the Canadian government or of any province or territory thereof or any authority or agency therein or thereof or by any state, local or foreign tax law having power to tax, including pursuant to the Income Tax Act (Canada) (the “Tax Act”), from any payment to be made on or in connection with this Note (including in connection with a conversion, redemption or repayment of this Note), the Company remits such withheld amount to such government authority or agency and files all required forms in respect thereof and, at the same time, provides copies of such remittance and filing to the Holder, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Company’s obligations under this Note.

4.	CONVERSION OF NOTE. This Note shall be convertible, in whole or in part, into validly issued, fully paid and non-assessable Common Shares, on the terms and conditions set forth in this Section 4.

(a)

Holder Conversion Right. The Holder shall be entitled at its option at any time to convert all or a portion of the Conversion Amount into validly issued, fully paid and non-assessable Common Shares at the Conversion Rate. To convert any Conversion Amount into Common Shares on any Trading Day (the date of such conversion, a “Conversion Date”), the Holder shall deliver, for receipt by no earlier than 4:00 p.m. New York time, and no later than 11:59 p.m., New York time, on the Conversion Date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Holder Conversion Notice”) to the Company, which Holder Conversion Notice shall set forth (i) the Conversion Amount, (ii) the detailed calculation of the accrued and unpaid Interest included in the Conversion Amount as of the Conversion Date, and (iii) the detailed calculation of the number of Common Shares required to be delivered in respect of such Holder Conversion Notice.

Exhibit A

(b)	[Reserved].

(c)	Mechanics of Conversion.

(i)

Satisfaction of Conversion. Any conversion in accordance with this Section 4 shall be deemed satisfied upon delivery of the appropriate number of Common Shares to the Holder by the end of the third Trading Day after a Holder Conversion Notice is delivered (the “Conversion Share Delivery Deadline”). For greater certainty, the day that the Holder Conversion Notice is delivered does not count as a Trading Day. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Shares on the Conversion Date.

(ii)

Return of Note. Following a conversion of this Note in accordance with this Section 4, the Holder shall as soon as practicable and in no event later than two (2) Business Days after such conversion and at its own expense, surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 14(b)). If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 14(d)) representing the outstanding Principal not converted.

(iii)

The Company shall not issue any fraction of a Common Share upon any conversion. If the conversion would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Shares down to the nearest whole share.

(d)

Market Regulation. The Company shall only issue Common Shares upon conversion of this Note or otherwise pursuant to the terms of this Note to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Company may issue without violating the rules or regulations of any Eligible Market on which the Common Shares are then listed (including without limitation Section 312.03(c) of the NYSE Listed Company Manual), except that such limitation shall not apply in the event that the Company (i) obtains the approval of its shareholders as required by the applicable rules of any Eligible Market on which the Common Shares are then listed for issuances of Common Shares in excess of such amount or (ii) obtains a written opinion from counsel to the Company that such approval is not required. In the event that shareholder approval is required with respect to the issuance of Common Shares upon conversion of this Note (or otherwise pursuant to the terms of this Note) under the rules or regulations of any Eligible Market on which the

Exhibit A

Common Shares are then listed, as contemplated by clause (i) above, the Company shall use its reasonable best efforts to promptly obtain such approval. For the avoidance of doubt, the Company’s non-compliance with the limitations contained in this Section 4(d) shall not constitute an Event of Default or breach of this Note by the Company, and the Company shall not have any liability under this Note resulting therefrom.

(e)

Antitrust and Foreign Investment Laws. The Company shall only issue Common Shares upon conversion of this Note or otherwise pursuant to the terms of this Note to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Company may issue without violating the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or any antitrust laws of other jurisdictions or any foreign investment laws applicable in connection with the issuance of the Common Shares upon conversion of this Note, except that such limitation shall not apply in the event that (i) the Holder (and, if applicable, the Company) obtains the necessary regulatory approvals as required by any applicable antitrust laws or foreign investment laws or (ii) the Holder (and, if applicable, the Company) obtains a written opinion from counsel to the Holder (or, in the case of the Company, counsel to the Company) that such approval(s) are not required. For the avoidance of doubt, the Company’s non-compliance with the limitations contained in this Section 4(e) shall not constitute an Event of Default or breach of this Note by the Company, and the Company shall not have any liability under this Note or otherwise resulting therefrom, but in the event that conversion of this Note requires any filing or approval under the HSR Act or any applicable antitrust laws of any other jurisdiction and any foreign investment laws the Holder and, if applicable, the Company shall endeavor to make such filings and obtain such approval in accordance with, and subject to the limitations set forth in, Section 5(h) of the Note Purchase Agreement.

5.	OPTIONAL REDEMPTION BY THE COMPANY.

(a)

Redemption Right. The Company shall be entitled to redeem (an “Optional Redemption”) all, but not less than all, of this Note at any time for a cash purchase price (the “Optional Redemption Price”) equal to the sum of:

(i)	100% of the Principal; plus

(ii)	all accrued and unpaid Interest on this Note as of the Redemption Date (as defined below).

(b)	Mechanics of Redemption.

(i)

Optional Redemption Notice. To exercise its redemption right pursuant to this Section 5, the Company shall deliver to the Holder, a copy of an executed notice of redemption in the form attached hereto as Exhibit II (when used in connection with a redemption pursuant to this Section 5, the “Optional Redemption Notice”), which Optional Redemption Notice shall set forth (i) the Optional Redemption Price and (ii) detailed calculations of the Principal plus accrued and unpaid Interest included in the Optional Redemption Price as of the Redemption Date.

Exhibit A

(ii)

Satisfaction of Redemption. Any redemption on a Redemption Date in accordance with this Section 5 shall be deemed satisfied upon payment of the Optional Redemption Price in cash to the Holder by the end of the third Trading Day after the Optional Redemption Notice is delivered. For greater certainty, the day that the Optional Redemption Notice is given shall not count as a Trading Day.

(iii)

Return of Note. Following a redemption of this Note in accordance with this Section 5, the Holder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Optional Redemption Price and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 14(b)).

(iv)

Conversion Prior to Redemption. Holder may convert this Note at its option pursuant to Section 4(a) hereof at any time after receipt of an Optional Redemption Notice and prior to payment of the Optional Redemption Price.

(c)	Warrants.

(i)

The Company shall not issue an Optional Redemption Notice under Section 5(b)(i) unless the Company has prior to the issuance of the Optional Redemption Notice obtained shareholder approval, to the extent required, under Applicable Law and, for the avoidance of doubt, rules and regulations of any Eligible Market, to issue the Holder the number of Redemption Warrants (as defined herein) as contemplated by Section 5(c)(ii) and the number of Common Shares on exercise of such Redemption Warrants.

(ii)

Provided the Holder has not elected to convert this Note in whole into Common Shares in accordance with Section 5(b)(iv) following receipt of an Optional Redemption Notice, the Company shall issue to the Holder, on the date of redemption of this Note, a number of share warrants of the Company (the “Redemption Warrants”) entitling the Holder to acquire a number of Common Shares equal to the Principal redeemed divided by the then applicable Conversion Price and expiring on the Maturity Date. The initial exercise price of the Redemption Warrants will be equal to the applicable Conversion Price as of the date of redemption of this Note. The form of Warrant certificate for such Redemption Warrants is attached hereto as Exhibit III. The Holder shall have the right to reasonably request that the Company deliver, upon issuance of the Redemption Warrants, customary opinions of counsel, in form and substance substantially as set forth in Exhibit D to the Note Purchase Agreement.

Exhibit A

6.	RIGHTS UPON EVENT OF DEFAULT.

(a)	Events of Default. Each of the following events shall constitute an “Event of Default”:

(i)	default in any payment of interest on this Note when due and payable that has continued for a period of thirty (30) days;

(ii)	default in the payment of Principal when due and payable on the Maturity Date, upon Optional Redemption by the Company or upon declaration of acceleration hereunder;

(iii)

failure by the Company to comply with its obligation to convert this Note in accordance with this Note upon exercise of the Holder’s conversion right in accordance with the terms hereof and such failure continues for a period of five (5) Business Days;

(iv)	failure by the Company to comply with its obligation to redeem the Note upon a Change of Control Transaction that has continued for a period of ten (10) days;

(v)

failure by the Company for sixty (60) days after written notice from the Holder has been received by the Company to comply with any of its other agreements contained in this Note, the Note Purchase Agreement or the Registration Rights Agreement;

(vi)

(A) any “Event of Default” (howsoever defined) under the 2021 Convertible Note, or (B) default by the Company or any subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed of $100,000,000 or more (or its foreign currency equivalent) in the aggregate of the Company or such subsidiary, whether such indebtedness now exists or shall hereafter be created, (1) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (2) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (1) and (2), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within thirty (30) days after written notice of such default to the Company by the Holder;

Exhibit A

(vii)

one or more final, non-appealable judgments or orders is rendered against the Company or any subsidiary of the Company, which requires the payment in money by the Company or any subsidiary of the Company, individually or in the aggregate, of an amount (net of amounts covered by insurance or bonded) in excess of $150,000,000, and such judgment or judgments have not been satisfied, stayed, paid, discharged, vacated, bonded, annulled or rescinded within thirty (30) days after the later of (A) the date on which the right to appeal thereof has expired if no such appeal has commenced, and (B) the date on which all rights to appeal have been extinguished;

(viii)

commencement by the Company or a Significant Subsidiary of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or a Significant Subsidiary or their respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or a Significant Subsidiary or any substantial part of their respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

(ix)

an involuntary case or other proceeding having been commenced against the Company or a Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or a Significant Subsidiary or their respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or a Significant Subsidiary or any substantial part of their respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) consecutive days; or

(x)	the Common Shares cease to be listed on an Eligible Market.

(b)

Notice of Default; Accelerated Redemption Right. Upon the occurrence of a Default with respect to this Note the Company shall within three (3) Business Days deliver written notice thereof (a “Default Notice”) to the Holder that includes (i) a reasonable description of the applicable Default, (ii) a certification as to whether, in the opinion of the Company, such Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Default and (iii) a certification as to the date the Default occurred and, if cured on or prior to the date of such Default Notice, the applicable Event of Default Right Expiration Date (as defined below). At any time after the earlier of (A) the Holder’s receipt of a Default Notice and the subsequent occurrence of an Event of Default and (B) the Holder becoming aware

Exhibit A

of an Event of Default and ending (such ending date, the “Event of Default Right Expiration Date”) on the twentieth (20th) Trading Day after the later of (x) the date such Default is cured and (y) the Holder’s receipt of a Default Notice and the subsequent occurrence of an Event of Default, the Holder may require the Company to redeem (unless such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 6(b) shall be redeemed by the Company for a cash purchase price equal to the Forced Redemption Price. Any redemption upon an Event of Default in accordance with this Section 6(b) shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

(c)

Satisfaction of Accelerated Redemption. The Company’s obligation to redeem in accordance with this Section 6 shall be deemed satisfied upon payment of the Forced Redemption Price in cash to the Holder by the end of the fifth Trading Day after the Event of Default Redemption Notice is given. For greater certainty, the day that the Event of Default Redemption Notice is given does not count as a Trading Day.

(d)

Return of Note. Following a redemption of this Note in accordance with this Section 6, the Holder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Forced Redemption Price and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 14(b)).

(e)	In addition to the foregoing:

(i)

Automatic Acceleration. If an Event of Default set forth in Section 6(a)(viii) or Section 6(a)(ix) occurs, then the Principal of, and all accrued and unpaid interest and Make-Whole Amount on, this Note will immediately become due and payable without any further action or notice by any Person.

(ii)

Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 6(a)(viii) or Section 6(a)(ix)) occurs and is continuing, then the Holder may, by notice to the Company, declare the Principal, and all accrued and unpaid Interest on, this Note to become due and payable immediately.

Exhibit A

(iii)

Rescission of Acceleration. Notwithstanding anything to the contrary in this Note, the Holder, by notice to the Company, may rescind any acceleration of this Note and its consequences if (A) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (B) all existing Events of Default (except the non-payment of Principal of, or Interest on, this Note that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

7.	RIGHTS UPON CHANGE OF CONTROL TRANSACTION.

(a)

Mandatory Redemption upon Change of Control Transaction. Upon the consummation of a Change of Control Transaction, the Company shall redeem all, but not less than all, of this Note remaining outstanding and unconverted at such time for a cash purchase price equal to the Forced Redemption Price (a “Mandatory Redemption”).

(b)	Mechanics of Redemption.

(i)

Redemption Notice. Upon a redemption by the Company pursuant to this Section 7, the Company shall deliver to the Holder, a copy of an executed notice of redemption in the form attached hereto as Exhibit II (when used in connection with a redemption pursuant to this Section 7, the “CoC Redemption Notice”) to the Holder, which CoC Redemption Notice shall, for greater certainty, set forth (i) the Forced Redemption Price and (ii) calculations of the accrued and unpaid Interest and Make-Whole Amount included in the Forced Redemption Price as of the Redemption Date.

(ii)

Satisfaction of Redemption. Any redemption on a Redemption Date in accordance with this Section 7 shall be deemed satisfied upon payment of the Forced Redemption Price in cash to the Holder by the end of the third Trading Day after the CoC Redemption Notice is given. For greater certainty, the day that the CoC Redemption Notice is given does not count as a Trading Day.

(iii)

Return of Note. Following a redemption of this Note in accordance with this Section 7, the Holder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Forced Redemption Price and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 14(b)).

(iv)

Conversion Prior to Redemption. Holder may convert this note at its option pursuant to Section 4(a) hereof at any time after receipt of a CoC Redemption Notice and prior to payment of the Forced Redemption Price.

Exhibit A

8.	ADJUSTMENTS.

(a)

If and whenever, at any time after the Issuance Date and prior to the Maturity Date, the Company shall: (i) subdivide or re-divide its outstanding Common Shares into a greater number of Common Shares; (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares; (iii) issue options, rights, warrants or similar securities to the holders of all of the outstanding Common Shares; or (iv) issue Common Shares or securities convertible into Common Shares to the holders of all of the outstanding Common Shares by way of a dividend or distribution; the number of Common Shares issuable upon conversion of this Note on the date of the subdivision, re-division, reduction, combination or consolidation or on the record date for the issue of options, rights, warrants or similar securities or on the record date for the issue of Common Shares or securities convertible into Common Shares by way of a dividend or distribution, as the case may be, shall be adjusted so that the Holder shall be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have owned or been entitled to receive after the happening of any of the events described in this Section 8(a) had this Note been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustments made pursuant to this Section 8(a) shall become effective immediately after the effective time of such event retroactive to the record date, if any, for such event.

(b)

If and whenever at any time after the Issuance Date and prior to the Maturity Date, there is a reclassification of the Common Shares or a capital reorganization of the Company other than as described in Section 8(a) or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Company with or into any other Person or other entity or acquisition of the Company or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Company) or other entity or a liquidation, dissolution or winding-up of the Company (in any of the foregoing cases, that is not a Change of Control Transaction), the Holder, if it has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Company or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that the Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of its conversion right at the Conversion Price.

Exhibit A

(c)

If, and whenever at any time after the Issuance Date and prior to the Maturity Date, the Company shall issue Additional Shares of Common Stock, without consideration or for a consideration per share less than Fair Market Value as of the date of issue thereof, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)	“CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(ii)	“CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii)

“A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all Common Shares issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of securities or notes convertible into Common Shares outstanding immediately prior to such issue);

(iv)

“B” shall mean the number of Common Shares that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company (as determined in good faith by the Company’s board of directors) in respect of such issue by CP1); and

(v)	“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(d)

If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Shares (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the 1934 Act), and the value (determined as of the Expiration Time by the Company’s board of directors) of the cash and other consideration paid per Common Share in such tender or exchange offer exceeds the last reported sale price per Common Share on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

Exhibit A

where:

CR0	= the Conversion Rate in effect immediately before the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;
CR1	= the Conversion Rate in effect immediately after the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period;
AC	= the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company’s board of directors) of all cash and other consideration paid for Common Shares purchased or exchanged in such tender or exchange offer;
OS0	= the number of Common Shares outstanding immediately before the Expiration Time (including all Common Shares accepted for purchase or exchange in such tender or exchange offer);
OS1	= the number of Common Shares outstanding immediately after the Expiration Time (excluding Common Shares accepted for purchase or exchange in such tender or exchange offer); and
SP	= the average of the last reported sale prices per Common Shares over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 8(d), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 8(d), if the Conversion Date for this Note to be converted occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Price for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date. To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of Common Shares in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Common Shares, if any, actually made, and not rescinded, in such tender or exchange offer.

Exhibit A

(e)

If, and whenever at any time after the Issuance Date and prior to the Maturity Date, the Company shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive (and subsequently make or issue), a dividend or other distribution payable in cash or other property not involving Common Shares or securities convertible into Common Shares (which is the subject of Section 8(a)), then and in each such event the Holder of this Note shall receive, and shall accept, upon the conversion of this Note into Common Shares, a dividend or other distribution of such cash or other property in an amount equal to the amount of such cash or other property as it would have received if this Note had been converted into Common Shares on the date of such event.

(f)

On the occurrence of any reclassification of, or other change in, the outstanding Common Shares or any other event which is not a Change of Control Transaction or addressed in Section 8(a), 8(b), 8(c), 8(d) or 8(e) (each, an “Unanticipated Event”), the parties will, in good faith, make such further adjustments and changes and take all necessary actions, subject to the approval of the Holder, so as to ensure that the Holder receives, upon the conversion of this Note occurring at any time after the date of the occurrence of the Unanticipated Event, such shares, securities, rights, cash or property that the Holder would have received if, immediately prior to the date of such Unanticipated Event, the Holder had been the registered holder of the number of Common Shares to which the Holder would be entitled upon the conversion of this Note into Common Shares.

(g)	The adjustments provided for in Sections 8(a), 8(b), 8(c), 8(d), 8(e) and 8(f) are cumulative and will be made successively whenever an event referred to therein occurs.

(h)

If at any time a question or dispute arises with respect to the adjustments provided for in Sections 8(a), 8(b), 8(c), 8(d), 8(e) or 8(f), such question or dispute will be conclusively determined by a firm of nationally recognized chartered professional accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Holder. Such accountants shall have access to all necessary records of the Company and any such determination will be binding upon the Company and the Holder.

(i)

The Company shall, from time to time immediately after the occurrence of any event which requires an adjustment or re-adjustment as provided in Sections 8(a), 8(b), 8(c), 8(d), 8(e) or 8(f), deliver a certificate of the Company to the Holder specifying the nature of the event requiring the same and the amount of the necessary adjustment (or, in the case of Section 8(e), entitlement to cash or other property upon conversion) and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and, if reasonably required by the Holder, such certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered professional accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Holder.

Exhibit A

(j)

Notwithstanding anything to the contrary in Sections 8(a), 8(b), 8(c), 8(d), 8(e) or 8(f), if the Holder would otherwise be entitled to receive, upon the exercise of its right of conversion, any property (including cash) or securities that would not constitute “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 (“Ineligible Consideration”), the Holder shall not be entitled to receive such Ineligible Consideration and the Company or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Company or the successor or acquiror, as the case may be) to deliver to the Holder “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 with a market value (as conclusively determined by the board of directors of the Company) equal to the market value of such Ineligible Consideration.

9.	COVENANTS

(a)

Covenant to Pay. The Company will pay or cause to be paid all the Principal of, the Redemption Price for, Interest on, and other amounts due with respect to, this Note on the dates and in the manner set forth in this Note.

(b)

Amendments to 2021 Convertible Note. If, on or after the date of issuance of the 2021 Convertible Note, any term of the 2021 Convertible Note has been or is amended or modified in a manner that is favorable to the holder thereof, the Company shall simultaneously offer to amend or modify this Note to reflect similar terms and, if Holder accepts such offer, the Company shall promptly effect such amendment or modification.

(c)

Corporate Existence. Subject to Section 7, until the Reference Date, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence in accordance with the organizational documents (as the same may be amended from time to time) of the Company.

(d)

Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (i) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (ii) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

Exhibit A

(e)

Payment of Taxes. Until the Reference Date, the Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or its properties except (i) where the failure to effect such payment or discharge is not adverse in any material respect to the Holder or (ii) where such taxes are being contested in good faith and by appropriate negotiations or proceedings and with respect to which appropriate reserves have been taken in accordance with applicable accounting standards.

10.	VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by Applicable Law (including the Business Corporations Act (Ontario)).

11.	ADDITIONAL COVENANTS. Until the Reference Date, the Company shall comply with those covenants as set forth in Section 5 of the Note Purchase Agreement and the Registration Rights Agreement.

12.

AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder shall be required for any change, modification, waiver or amendment to this Note. Any change, amendment, modification or waiver so approved shall be binding upon all existing and future holders of this Note.

13.	TRANSFER.

(a)

The Company shall maintain a register (the “Register”) for the recordation of the name and address of the Holder and the principal amount of this Note and Interest accrued and unpaid thereon (the “Registered Note”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company shall treat the Holder for all purposes (including the right to receive payments of Principal and Interest hereunder) as the owner hereof notwithstanding notice to the contrary, however, that upon its receipt of a written request to assign, transfer or sell all or part of the Registered Note by the Holder to a Permitted Transferee, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 14; provided, however, that the Company will not register any assignment, transfer or sale of this Note not made in accordance with Regulation S or pursuant to registration under the 1933 Act or an available exemption therefrom. Notwithstanding anything to the contrary set forth in this Section 13, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 4(c)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Holder Conversion

Exhibit A

Notice) requesting reissuance of this Note upon physical surrender of this Note. If the Company does not update the Register to record the Principal, Interest converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be), then the Register shall be automatically deemed updated to reflect such occurrence on the Business Day immediately prior to such occurrence.

(b)

This Note may not be offered, sold, assigned or transferred (including through hedging or derivative transactions) by the Holder other than to one or more Permitted Transferees in accordance with the provisions of Regulation S of the 1933 Act or pursuant to registration under the 1933 Act or an available exemption therefrom and by registration of such assignment or sale on the Register. Notwithstanding the foregoing, upon the occurrence of an Event of Default pursuant to Section 6(a) (in the case of 6(a)(v), only in the event of material breaches) and for so long as such Event of Default is continuing and has not been cured or waived, the Holder may offer, sell, assign or transfer this Note (including through hedging or derivative transactions) to any person in accordance with applicable law, and the Register shall be deemed updated to reflect such offer, sale, assignment, transfer, hedge or derivative transaction on the date of such offer, sale, assignment, transfer, hedge or derivative transaction.

14.	REISSUANCE OF THIS NOTE.

(a)

Transfer. If this Note is to be transferred in accordance with the terms hereof, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 14(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 14(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this Note following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)

Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 14(d)) representing the outstanding Principal.

Exhibit A

(c)

Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 14(d) and in principal amounts of at least $5,000,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)

Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 14(a) or Section 14(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

15.

REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

Exhibit A

16.

PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting the Holder’s rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

17.

CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note.

18.

FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

19.	DISPUTE RESOLUTION.

(a)	Submission to Dispute Resolution.

(i)

In the case of a dispute relating to a Conversion Price or the arithmetic calculation of a Conversion Rate, the Optional Redemption Price or the Forced Redemption Price (as the case may be) (including a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail or otherwise (A) if by the Company, within five (5) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder within five (5) Business Days after the Holder learned of the circumstances giving rise to such dispute. If the

Exhibit A

Holder and the Company are unable to promptly resolve such dispute relating to such Conversion Price or the arithmetic calculation of such Conversion Rate or such Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Company shall select an independent, reputable investment bank acceptable to the Holder, acting reasonably, to resolve such dispute and the Company shall promptly send written confirmation of such joint selection to the Holder.

(ii)

The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 19 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m., New York time, by the fifth (5th) Business Day immediately following the date on which the Company provided notice to the Holder of the joint selection of such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation). Any and all communications between the Company, on the one hand, and the Holder, on the other hand, and such investment bank shall be made in writing and a copy provided simultaneously to the Company and the Holder and no meeting between such investment bank and the Company or the Holder shall take place unless each of the Company and the Holder are in attendance.

(iii)

The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be shared equally between the Company and the Holder, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

Exhibit A

20.	NOTICES; CURRENCY; PAYMENTS.

(a)

Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt by the recipient, when delivered personally; (ii) upon receipt by the recipient, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Li-Cycle Holdings Corp.

207 Queen’s Quay West, Suite 590

Toronto, Ontario M5J 1A7

Attention: Ajay Kochhar

Email: ajay.kochhar@li-cycle.com

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer LLP

601 Lexington Avenue, 31st Floor

New York, New York 10022

Attention: Paul M. Tiger, Andrea M. Basham

Email: Paul.Tiger@Freshfields.com

Andrea.Basham@Freshfields.com

If to the Holder:

Glencore Ltd.

330 Madison Ave.

New York, NY 10017

Attention: Legal Department

Email: legalnotices@glencore-us.com

with a copy to:

Glencore International AG

Baarermattstrasse 3

CH – 6340 Baar

Switzerland

Attention: General Counsel

Exhibit A

Email: general.counsel@glencore.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 5th Avenue

New York, NY 10153

Attention: Heather Emmel, David Avery-Gee

Email: Heather.emmel@weil.com

    David.Avery-Gee@weil.com

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clauses (i), (ii) or (iii) above, respectively.

(b)

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) within three (3) Business Days after any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grant, issuances, or sales of any or rights to purchase shares, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any Change of Control Transaction, dissolution or liquidation, provided in each case that any material non-public information in any such notice shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(c)	Calculation of Time. When computing any time period in this Note, the following rules shall apply:

(i)	the day marking the commencement of the time period shall be excluded but the day of the deadline or expiry of the time period shall be included;

(ii)

for time periods measured in Business Days, any day that is not a Business Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Business Day, the deadline or time period shall be extended to the next following Business Day;

Exhibit A

(iii)

for time periods measured in Trading Days, any day that is not a Trading Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Trading Day, the deadline or time period shall be extended to the next following Trading Day;

(iv)

if the end date of any deadline or time period in this Note refers to a specific calendar date and that date is not a Business Day, the deadline or time period shall be extended to the next Business Day following the specific calendar date; and

(v)	when used in this Note the term “month” shall mean a calendar month.

(d)	Currency. Unless otherwise specified or the context otherwise requires all dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”).

(e)

Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in U.S. Dollars by wire transfer of immediately available funds. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

21.

CANCELLATION. After all Principal, accrued and unpaid Interest, the Make-Whole Amount, if any, and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

22.

WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Note Purchase Agreement and the Registration Rights Agreement.

23.

GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or

Exhibit A

proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude a Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to a Holder or to enforce a judgment or other court ruling in favor of a Holder. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

24.

SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

25.

MAXIMUM PAYMENTS. Without limiting Section 8(d) of the Note Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by Applicable Law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such Applicable Law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

Exhibit A

26.

RANKING; SUBORDINATION. The Company, for itself, its successors and assigns, covenants and agrees, and the Holder likewise covenants and agrees by its acceptance of this Note, that the obligations of the Company to make any payment on account of the principal of and interest on this Note shall be subordinate and junior in right of payment and upon liquidation to the Company’s obligations to the holders of all Senior Debt of the Company now existing or hereinafter assumed.

27.	CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)	“1933 Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)	“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)	“2021 Convertible Note” means the unsecured convertible note issued by the Company to Spring Creek Capital, LLC pursuant to a note purchase agreement on September 29, 2021.

(d)

“Additional Shares of Common Stock” shall mean all Common Shares or securities or notes convertible or exchangeable for Common Shares issued by the Company after the Issuance Date, other than (1) the following Common Shares and (2) Common Shares deemed issued pursuant to the following options and securities or notes convertible into or exchangeable for Common Shares:

(i)	Common Shares or securities or notes convertible into or exchangeable for Common Shares issued by way of a dividend or distribution that is covered by Section 8(a);

(ii)

Common Shares or securities or notes convertible into or exchangeable for Common Shares issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries, whether issued before or after the Issuance Date, pursuant to any option or incentive plan of the Company adopted by the board of directors of the Company (or any predecessor governing body); and

(iii)

Common Shares or securities or notes convertible into or exchangeable for Common Shares issued upon the exercise of options or warrants or Common Shares issued upon the conversion or exchange of securities or notes convertible into or exchangeable for Common Shares (including this Note (and any Note issued as PIK hereunder)) which are outstanding as of the date hereof, in each case provided such issuance is pursuant to the terms of such option or warrants or securities or notes convertible into or exchangeable for Common Shares.

Exhibit A

(e)

“Affiliate” means, in relation to any Person (the “first named person”), any other Person that controls, is controlled by or is under common control with the first named person; provided that, for greater certainty, the Company is not an Affiliate of the Holder or any of its subsidiaries for the purposes of this Note.

(f)

“Applicable Law” means all laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature, having application, directly or indirectly, to the Company, and includes the rules and policies of any stock exchange upon which the Company has securities listed or quoted.

(g)

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City or the City of Toronto are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City or the City of Toronto generally are open for use by customers on such day.

(h)

“Change of Control Transaction” means any of the following events: (i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or one or more employee benefit plans of the Company, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of Common Shares representing more than fifty percent (50%) of the Company’s then outstanding Common Shares (other than Common Shares held by the Company as treasury stock or owned by a subsidiary of the Company); (ii) the consummation of (A) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company, taken as a whole, to any Person; or (B) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, amalgamation, arrangement, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) more than fifty percent (50%) of the outstanding Common Shares (other than Common Shares held by the Company as treasury stock or owned by a subsidiary of the Company) are exchanged for, converted into, acquired for, or constitute solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Shares); provided, however, that any merger, consolidation, amalgamation, arrangement, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or

Exhibit A

acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control Transaction pursuant to this clause (ii); (iii) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or (iv) the Common Shares cease to be listed on any Eligible Market. For the purposes of this definition, whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

(i)

“Common Shares” means (i) the Company’s common shares, (ii) any share capital into which such common shares shall have been changed or any share capital resulting from a reclassification of such common shares and (iii) for purposes of Section 8(a)(iv) only, the common shares or other securities of any of the Company’s subsidiaries in addition to the common shares of the Company.

(j)

“Conversion Amount” means the sum of (i) the portion of the Principal to be converted with respect to which this determination is being made; and (ii) all accrued and unpaid Interest with respect to such portion of the Principal, if any.

(k)	“Conversion Price” means, as of any Conversion Date or other date of determination, $9.95 per Common Share, subject to adjustment as provided herein.

(l)	“Conversion Rate” means the number of Common Shares issuable upon conversion of any Conversion Amount pursuant to Section 4(a) determined by dividing (i) $1,000 by (ii) the Conversion Price.

(m)	“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

(n)

“Eligible Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or the OTC US Market so long as, in the case of the OTC US Market only, the market capitalization of the Company is $150,000,000 or more.

(o)

“Fair Market Value” means, with respect to any issuance of Additional Shares of Common Stock, the volume weighted average price of the Common Shares for the seven (7) Trading Days immediately preceding the issue date of such Additional Shares of Common Stock.

(p)

“Floating Rate” means, with respect to each Interest Date, the rate per annum equal to the sum of (A) Term SOFR plus (B) 0.42826%; provided, that in no event shall the Floating Rate be less than 1% per annum nor more than 2% per annum.

Exhibit A

(q)

“Forced Redemption Price” means a cash purchase price equal to the sum of (i) 100% of the Principal, (ii) accrued and unpaid Interest on this Note as of the Redemption Date and (iii) the Make-Whole Amount.

(r)	“Ineligible Consideration” has the meaning given to such term in Section 8(j).

(s)	“Interest Date” has the meaning given to such term in Section 2(a).

(t)

“Interest Rate” means (i) the Floating Rate plus five percent (5%) per annum if interest is to be paid in cash at the applicable Interest Date, and (ii) the Floating Rate plus six percent (6%) per annum if, at the option of the Company, interest is to be paid in PIK at the applicable Interest Date.

(u)

“Make-Whole Amount” means, with respect to any required redemption pursuant to delivery of an Event of Default Redemption Notice pursuant to Section 6(b) or any required redemption upon the consummation of a Change of Control Transaction pursuant to Section 7, the sum of the undiscounted cash Interest payments that would have been payable under the Note beginning the day after such conversion or redemption through the Maturity Date but for the occurrence of such conversion or redemption.

(v)	“Maturity Date” shall mean [•], 2027.

(w)	“Optional Redemption Notice” has the meaning given to such term in Section 5(b)(i).

(x)	“Optional Redemption Price” has the meaning given to it in Section 5(a).

(y)

“Permitted Transferees” means as to the Holder, any of the following: (i) if a natural person, his/her ancestors, descendants, siblings, or spouse, any executor or administrator of his/her estate, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary primarily for the account of the Holder or his/her ancestors, descendants, siblings, or spouse, whether step, in-law or adopted, and, in the case of any such trust or fiduciary, to the Holder who transferred this Note to such trust or fiduciary, but only with respect to transfers made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy; (ii) if an entity, (A) the then-existing shareholders or other investors in the Holder in connection with the dissolution or winding-up of the Holder, or (B) any Person in connection with any consolidation or reorganization of the Holder directly or indirectly with or into one or more other investment vehicles; or (iii) any Affiliate of the Holder (other than any investment portfolio company of the Holder that is an Affiliate).

(z)

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(aa)	“PIK” has the meaning given to such term in Section 2(b).

Exhibit A

(bb)	“PIK Amount” has the meaning given to such term in Section 2(b).

(cc)	“Principal” has the meaning given to such term in the recitals hereto.

(dd)

“Principal Market” means The New York Stock Exchange or any Eligible Market on which the Company’s Common Shares are listed (and, in the case of simultaneous listings on multiple markets, the majority of the Company’s Common Shares trade) at the applicable time.

(ee)

“Redemption Date” means the date on which the Note is redeemed pursuant to an Optional Redemption by the Company, Mandatory Redemption upon a Change of Control Transaction or redemption due to an Event of Default.

(ff)

“Redemption Price” means the cash purchase price for which the Note is to be redeemed pursuant to an Optional Redemption, Mandatory Redemption upon a Change of Control or redemption due to an Event of Default.

(gg)	“Registration Rights Agreement” means the registration rights agreement dated as of [•], 2022 between the Company and the Holder, as amended from time to time.

(hh)	“SEC” means the United States Securities and Exchange Commission or any successor thereto.

(ii)

“Senior Debt” means all present and future indebtedness for money borrowed of the Company from institutional lenders, commercial credit companies, commercial banks, credit unions, government agencies and other commercial lenders, which may be, from time to time, incurred by the Company, including, but not limited to, any negotiable instruments evidencing the same, all guaranties, debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, including interest, principal, costs, and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, direct, indirect, or by operation of law, which indebtedness does not by its terms rank pari passu with or subordinate to this Note.

(jj)

“Significant Subsidiary” means, with respect to any Person, any subsidiary of such Person that constitutes, or any group of subsidiaries of such Person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the 1934 Act) of such Person.

(kk)	“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

(ll)	“Tax Act” has the meaning given to such term in Section 3.

Exhibit A

(mm)

“Term SOFR” means, for any calculation of Interest, the Term SOFR Reference Rate for a tenor comparable to the interest period on the Note on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such interest period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

(nn)

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Holder (in consultation with the Company) in its reasonable discretion).

(oo)	“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

(pp)

“Trading Day” means, as applicable, (i) with respect to all price or trading volume determinations relating to the Common Shares, any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded, provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (ii) with respect to all determinations other than price determinations relating to the Common Shares, any day on which the Principal Market (or any successor thereto) is open for trading of securities.

(qq)

“Transaction Documents” means, collectively, this Note, the Note Purchase Agreement, and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(rr)

“U.S. Government Securities Business Day” means any day other than a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Exhibit A

28.

DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company, the Company shall on or prior to 9:00 a.m., New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company.

29.

ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set forth above.

LI-CYCLE HOLDINGS CORP.

By:
Name: Ajay Kochhar
Title: Chief Executive Officer

Signature Page – Convertible Note

EXHIBIT I

LI-CYCLE HOLDINGS CORP. HOLDER CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Li-Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Common Shares, no par value per share (the “Common Shares”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:
Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of Common Shares to be issued:

I-I

☐ Check here if the Holder not a U.S. person (as defined in Regulation S) and is not acting for the account or benefit of a U.S. Person.

Please issue the Common Shares into which the Note is being converted (in the form of uncertificated shares represented by an electronic position) to Holder, or for its benefit, as follows:

Issue to:	Name of registered holder:

Mailing Address:

Email Address:

Phone Number:

☐ Check here if requesting the shares be certificated (if permitted by law) and the delivery of a paper certificate to the following mailing address:

Issue a certificate in paper form and deliver the certificate to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date:

___________ __,

Name of Registered Holder

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By:

Name:

Title:

Tax ID:

E-mail Address:

Phone Number:

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EXHIBIT II

LI-CYCLE HOLDINGS CORP. REDEMPTION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Li-Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to redeem 100% of the Note indicated below in exchange for (as indicated below) cash as of the date specified below, and warrants to acquire Common Shares. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Redemption:

Aggregate Principal to be redeemed:

Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be redeemed:

AGGREGATE CONVERSION AMOUNT TO BE REDEEMED:

Number of Redemption Warrants to be Issued:

Please confirm the following information:

Redemption Price:

II-I

Pay to:	Name of registered holder:

Mailing Address:

Email Address:

Phone Number:

ABA Routing Number:

Account Number:

Attention:

Tax ID:

E-mail Address:

Phone Number:

II-2

EXHIBIT III

FORM OF REDEMPTION WARRANT CERTIFICATE

III-I

Number: [•]

WARRANTS

THIS WARRANT CERTIFICATE SHALL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR BELOW.

THE WARRANTS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Li-Cycle Holdings Corp.

Incorporated Under the Laws of Ontario

Warrant Certificate

This Warrant Certificate certifies that [                 ], or registered assigns, is the registered holder (the “Holder”) of [                 ] warrant(s) (the “Warrants” and each, a “Warrant”) to purchase common shares (“Common Shares”), of Li-Cycle Holdings Corp., an Ontario corporation (the “Company”).

This Warrant Certificate is issued in connection with the redemption and cancellation of the convertible note issued by the Company to Glencore Ltd. as of [•], 2022 (the “Note”).

Each Warrant entitles the Holder, upon exercise during the period set forth in this Warrant Certificate, to receive from the Company that number of fully paid and nonassessable Common Shares as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to this Warrant Certificate, payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the principal office of the Company, located at 207 Queen’s Quay West, Suite 590, Toronto, Ontario M5J 1A7 (Attention: Ajay Kochhar; Email: ajay.kochhar@li-cycle.com), subject to the conditions set forth herein.

Each whole Warrant is initially exercisable for one fully paid and non-assessable Common Share. Fractional shares shall not be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a Holder would be entitled to receive a fractional interest in a Common Share, the Company shall, upon exercise, round down to the nearest whole number the number of Common Shares to be issued to the Holder.

The initial Exercise Price per one Common Share for any Warrant is equal to $[•]1 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events as set forth in this Warrant Certificate.

[1]	NTD: Equal to the applicable Conversion Price as of the date of redemption of the Note.

Subject to the conditions set forth in this Warrant Certificate, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of this ____ day of                  , 20                .

LI-CYCLE HOLDINGS CORP.

By:

Name:
Title:

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[Form of Warrant Certificate]

[Reverse]

1.	Terms and Exercise of Warrants.

1.1.

Exercise Price. Each Warrant shall entitle the Holder thereof, subject to the provisions of this Warrant Certificate, to purchase from the Company the number of Common Shares stated herein, at the price of $[•] per share, subject to the adjustments provided in Section 2 hereof and in the last sentence of this Section 1.1. The term “Exercise Price” as used in this Warrant Certificate shall mean the price per share described in the prior sentence at which Common Shares may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Exercise Price at any time prior to the Expiry Date (as defined below) for a period of not less than fifteen (15) Business Days (unless otherwise required by the Commission, any national securities exchange on which the Warrants are listed or Applicable Law); provided that the Company shall provide at least five days’ prior written notice of such reduction to Holders of the Warrants; and provided further, that any such reduction shall be identical among all of the Warrants.

1.2.

Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date hereof and terminating on the earliest to occur (the “Expiry Time”) of (i) 5:00 p.m., New York City time, on [•], 2027 (the “Exercise Period”) and (ii) immediately prior to the closing of a Change of Control Transaction. Each Warrant not exercised on or before the Expiry Time shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Certificate shall cease at the Expiry Time. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiry Time; provided that the Company shall provide at least twenty (20) days prior written notice of any such extension to Holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.

1.3.	Exercise of Warrants.

1.3.1.

Payment. Subject to the provisions of this Warrant Certificate, a Warrant may be exercised by the Holder thereof by delivering to the Company at its principal office (i) this definitive Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Warrant represented by a book-entry position, the Warrants to be exercised (the “Book-Entry Warrants”) on the records of the applicable Warrant Agent (the “Agent”) to an account of the Company or its agent at the Agent designated for such purposes in writing by the Company to the Holder from time to time, (ii) a subscription form (“Subscription Form”) for any Common Shares to be issued pursuant to the exercise of a Warrant, properly completed and executed by the Holder on the reverse of this definitive Warrant Certificate or, in the case of a Book-Entry Warrant, properly delivered by the Holder in accordance with the Agent’s procedures, and (iii) the payment in full of the Exercise Price for each Common Share as to which

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the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Shares and the issuance of such Common Shares, in lawful money of the United States, in good certified check or good bank draft payable to the order of the Company, or by transmitting same day payable funds in the lawful money of the United States by wire to such account as the Company shall direct to the Holder. Any Warrant Certificate so surrendered shall be deemed to be surrendered only upon delivery thereof to the Company at its principal office set forth herein in the manner provided in Section 12 (or to such other address as the Company may notify the Holder).

1.3.2.

Issuance of Common Shares on Exercise. As soon as practicable (and in any event within 5 Business Days) after the exercise of any Warrant and the clearance of the funds in payment of the Exercise Price, the Company shall issue to the Holder of such Warrant a book-entry position or certificate, as applicable, for the number of Common Shares to which it is entitled, registered in such name or names as may be directed by him, her or it on the register of shareholders of the Company, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant Certificate, as applicable, for the number of Common Shares as to which such Warrant shall not have been exercised.

1.3.3.	Valid Issuance. All Common Shares issued upon the proper exercise of a Warrant in conformity with this Warrant Certificate shall be validly issued, fully paid and nonassessable.

1.3.4.

Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for Common Shares is issued and who is registered in the register of shareholders of the Company shall for all purposes be deemed to have become the holder of record of such Common Shares on the date on which the Warrant, or book-entry position representing such Warrant, was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the register of shareholders of the Company or book-entry system of the Company are closed, such person shall be deemed to have become the holder of such Common Shares at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

1.3.5.

Market Regulation. The Company shall only issue Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate or otherwise pursuant to the terms of this Warrant Certificate to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Company may issue without violating the rules or regulations of any Eligible Market on which the Common Shares are then listed (including without limitation Section 312.03(c) of the NYSE Listed Company Manual), except that such limitation shall not

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apply in the event that the Company (i) obtains the approval of its shareholders as required by the applicable rules of any Eligible Market on which the Common Shares are then listed for issuances of Common Shares in excess of such amount or (ii) obtains a written opinion from counsel to the Company that such approval is not required. In the event that shareholder approval is required with respect to the issuance of Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate (or otherwise pursuant to the terms of this Warrant Certificate) under the rules or regulations of any Eligible Market on which the Common Shares are then listed, as contemplated by clause (i) above, the Company shall use its reasonable best efforts to promptly obtain such approval. For the avoidance of doubt, the Company’s non-compliance with the limitations contained in this Section 1.3.5 shall not constitute a breach of this Warrant Certificate by the Company, and the Company shall not have any liability under this Warrant Certificate resulting therefrom.

1.3.6.

Antitrust and Foreign Investment Laws. The Company shall only issue Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate or otherwise pursuant to the terms of this Warrant Certificate to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Company may issue without violating the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or any antitrust laws of other jurisdictions or any foreign investment laws applicable in connection with the issuance of the Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate, except that such limitation shall not apply in the event that (i) the Holder (and, if applicable, the Company) obtains the necessary regulatory approvals as required by any applicable antitrust laws or foreign investment laws or (ii) the Holder (and, if applicable, the Company) obtains a written opinion from counsel to the Holder (or, in the case of the Company, counsel to the Company) that such approval(s) are not required. For the avoidance of doubt, the Company’s non-compliance with the limitations contained in this Section 1.3.6 shall not constitute a breach of this Warrant Certificate by the Company, and the Company shall not have any liability under this Warrant Certificate or otherwise resulting therefrom, but in the event that exercise of the Warrants evidenced by this Warrant Certificate requires any filing or approval under the HSR Act or any applicable antitrust laws of any other jurisdiction and any foreign investment laws the Holder and, if applicable, the Company shall endeavor to make such filings and obtain such approval in accordance with, and subject to the following limitations:

1.3.6.1.

The Company and the Holder acknowledge that one or more filings under the HSR Act or antitrust laws of other jurisdictions and/or foreign investment laws may be necessary in connection with the issuance of the Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate. The Holder will promptly notify the Company if any such filing is required on the part of the Holder or the Company. The Company, the

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Holder and any other applicable Holder Affiliate will use reasonable best efforts to cooperate in making or causing to be made all applications and filings under the HSR Act or any antitrust laws of other jurisdictions or any foreign investment laws required in connection with the issuance of the Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate held by the Holder or any Holder Affiliate in a timely manner and as required by the law of the applicable jurisdiction; provided, that, notwithstanding anything in this Warrant Certificate to the contrary, the Company shall not have any responsibility or liability for failure of the Holder or any of its Affiliates to comply with any Applicable Law. For as long as this Warrant Certificate is outstanding, the Company shall as promptly as reasonably practicable provide (no more than four (4) times per calendar year) such information regarding the Company and its Subsidiaries as the Holder may reasonably request in order to determine what antitrust or foreign investment requirements may exist with respect to any potential exercise of the Warrants evidenced by this Warrant Certificate. Promptly upon request by the Holder, the Company will use its reasonable best efforts to make all such filings and obtain all approvals and clearances as required under applicable antitrust or foreign investment laws in connection with the issuance of the Common Shares and investment in the Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate.

1.3.6.2.

Notwithstanding anything in this Warrant Certificate to the contrary, it is expressly understood and agreed that: (i) the Company shall not have any obligation to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent; and (ii) the Company shall not be under any obligation to make proposals, execute or carry out agreements, enter into consent decrees or submit to orders providing for (A) the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of the Company or any of its subsidiaries or Affiliates, (B) the imposition of any limitation or regulation on the ability of the Company or any of its subsidiaries or Affiliates to freely conduct their business or own such assets or (C) the holding separate of the Common Shares or any limitation or regulation on the ability of the Holder or any of its Affiliates to exercise full rights of ownership of the Common Shares. The Company and the Holder will cooperate, provide all necessary information, and keep each other fully apprised with respect to such filing and regulatory processes. The Holder shall be responsible for the payment of the filing fees associated with any such applications or filings.

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2.	Adjustments.

2.1.

If and whenever, at any time prior to the Expiry Time, the Company shall: (i) subdivide or re-divide its outstanding Common Shares into a greater number of Common Shares; (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares; (iii) issue options, rights, warrants or similar securities to the holders of all of the outstanding Common Shares; or (iv) issue Common Shares or securities convertible into Common Shares to the holders of all of the outstanding Common Shares by way of a dividend or distribution; the number of Common Shares issuable upon exercise of the Warrants on the date of the subdivision, re-division, reduction, combination or consolidation or on the record date for the issue of options, rights, warrants or similar securities or on the record date for the issue of Common Shares or securities convertible into Common Shares by way of a dividend or distribution, as the case may be, shall be adjusted so that the Holder shall be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have owned or been entitled to receive after the happening of any of the events described in this Section 2.1 had the Warrants evidenced by this Warrant Certificate been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustments made pursuant to this Section 2.1 shall become effective immediately after the effective time of such event retroactive to the record date, if any, for such event.

2.2.

If and whenever at any time prior to the Expiry Time, there is a reclassification of the Common Shares or a capital reorganization of the Company other than as described in Section 2.1 or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Company with or into any other Person or other entity or acquisition of the Company or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Company) or other entity or a liquidation, dissolution or winding-up of the Company, the Holder, if it has not exercised its Warrants prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such Warrants thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Company or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that the Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of its Warrants at the Exercise Price.

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2.3.

If, and whenever at any time prior to the Expiry Time, the Company shall issue Additional Shares of Common Stock, without consideration or for a consideration per share less than Fair Market Value as of the date of issue thereof, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

EP2 = EP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“EP2” shall mean the Exercise Price in effect immediately after such issue of Additional Shares of Common Stock;

“EP1” shall mean the Exercise Price in effect immediately prior to such issue of Additional Shares of Common Stock;

“A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all Common Shares issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of securities or notes convertible into Common Shares outstanding immediately prior to such issue);

“B” shall mean the number of Common Shares that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to EP1 (determined by dividing the aggregate consideration received by the Company (as determined in good faith by the Company’s board of directors) in respect of such issue by EP1); and

“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

2.4.

If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Shares (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the 1934 Act), and the value (determined as of the Expiration Time by the Company’s board of directors) of the cash and other consideration paid per Common Share in such tender or exchange offer exceeds the last reported sale price per Common Share on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Exercise Rate will be increased based on the following formula:

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where:

ER0	= the Exercise Rate in effect immediately before the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;
ER1	= the Exercise Rate in effect immediately after the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period;
AC	= the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company’s board of directors) of all cash and other consideration paid for Common Shares purchased or exchanged in such tender or exchange offer;
OS0	= the number of Common Shares outstanding immediately before the Expiration Time (including all Common Shares accepted for purchase or exchange in such tender or exchange offer);
OS1	= the number of Common Shares outstanding immediately after the Expiration Time (excluding Common Shares accepted for purchase or exchange in such tender or exchange offer); and
SP	= the average of the last reported sale prices per Common Shares over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Exercise Rate will in no event be adjusted down pursuant to this Section 2.4, except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 2.4, if the date of exercise of the Warrants occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Exercise Price for such exercise, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day imediately after the Expiration Date to, and including, such date of exercise. To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under Applicable Law), or any purchases or exchanges of Common Shares in such tender or exchange offer are rescinded, the Exercise Rate will be readjusted to the Exercise Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Common Shares, if any, actually made, and not rescinded, in such tender or exchange offer.

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2.5.

If, and whenever at any time prior to the Expiry Time, the Company shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive (and subsequently make or issue), a dividend or other distribution payable in cash or other property not involving Common Shares or securities convertible into Common Shares (which is the subject of Section 2.1), then and in each such event the Holder of a Warrant shall receive, and shall accept, upon the exercise of a Warrant for Common Shares, a dividend or other distribution of such cash or other property in an amount equal to the amount of such cash or other property as it would have received if this Warrant had been exercised for Common Shares on the date of such event.

2.6.

On the occurrence of any reclassification of, or other change in, the outstanding Common Shares or any other event or addressed in Sections 2.1, 2.2, 2.3, 2.4 or 2.5 (each, an “Unanticipated Event”), the parties will, in good faith, make such further adjustments and changes and take all necessary actions, subject to the approval of the Holder, so as to ensure that the Holder receives, upon the exercise of a Warrant occurring at any time after the date of the occurrence of the Unanticipated Event, such shares, securities, rights, cash or property that the Holder would have received if, immediately prior to the date of such Unanticipated Event, the Holder had been the registered holder of the number of Common Shares to which the Holder would be entitled upon the exercise of a Warrant for Common Shares.

2.7.	The adjustments provided for in Sections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 are cumulative and will be made successively whenever an event referred to therein occurs.

2.8.

If at any time a question or dispute arises with respect to the adjustments provided for in Sections 2.1, 2.2, 2.3, 2.4, 2.5 or 2.6, such question or dispute will be conclusively determined by a firm of nationally recognized chartered professional accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Holder. Such accountants shall have access to all necessary records of the Company and any such determination will be binding upon the Company and the Holder.

2.9.

The Company shall, from time to time immediately after the occurrence of any event which requires an adjustment or re-adjustment as provided in Sections 2.1, 2.2, 2.3, 2.4, 2.5 or 2.6, deliver a certificate of the Company to the Holder specifying the nature of the event requiring the same and the amount of the necessary adjustment (or, in the case of Section 2.5, entitlement to cash or other property upon conversion) and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and, if reasonably required by the Holder, such certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered professional accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Holder.

2.10.

Notwithstanding anything to the contrary in Sections 2.1, 2.2, 2.3, 2.4, 2.5 or 2.6, if the Holder would otherwise be entitled to receive, upon the exercise of its right of conversion, any property (including cash) or securities that would not constitute “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of

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the Tax Act as it applied immediately before January 1, 2008 (“Ineligible Consideration”), the Holder shall not be entitled to receive such Ineligible Consideration and the Company or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Company or the successor or acquiror, as the case may be) to deliver to the Holder “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 with a market value (as conclusively determined by the board of directors of the Company) equal to the market value of such Ineligible Consideration.

2.11.

No Fractional Shares. Notwithstanding any provision contained in this Warrant Certificate to the contrary, the Company shall not issue fractional Common Shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 2, the Holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of Common Shares to be issued to such holder.

2.12.

Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 2, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Warrant Certificate; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

2.13.	To the extent any amendment or modification is made to Section 8 of the Note, the Company shall simultaneously amend or modify this Warrant Certificate to reflect similar terms.

3.	Register and Transferability.

3.1.

The Company shall use reasonable best efforts to maintain a register (the “Register”) for the registration in book-entry form of the original issuance of the Warrants and the registration of transfer of any Warrants. Upon the initial issuance of the Warrants in book-entry form, the Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Agent by the Company. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company shall treat the Holder for all purposes as the owner hereof notwithstanding notice to the contrary, however, that upon its receipt of a written request to assign, transfer or sell all or part of the Warrants evidenced by this Warrant Certificate by the Holder to a Permitted Transferee, the Company shall record the information contained therein in the Register and issue a new certificate in respect of the remaining balance of the Warrants evidenced by this Warrant Certificate; provided, however, that the Company will not register any assignment, transfer or sale of any Warrants not made in accordance with Regulation S or pursuant to registration under the 1933 Act or an available exemption therefrom.

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Notwithstanding anything to the contrary set forth in this Section 3, following exercise of the Warrants evidenced by this Warrant Certificate in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant Certificate to the Company unless (A) all Warrants represented by this Warrant Certificate are being exercised (in which event this Warrant Certificate shall be delivered to the Company following exercise thereof as contemplated by Section 1.3) or (B) the Holder has provided the Company with prior written notice requesting reissuance of this Warrant Certificate upon physical surrender of this Warrant Certificate. If the Company does not update the Register to record the exercise of the Warrants evidenced by this Warrant Certificate and the dates of such exercise and/or payments (as the case may be), then the Register shall be automatically deemed updated to reflect such occurrence on the Business Day immediately prior to such occurrence.

3.2.

The Company may appoint an Agent for the purpose of maintaining the Register, issuing the Common Shares or other securities then issuable upon the exercise of the rights under the Warrants, exchanging the Warrants, replacing the Warrants or conducting related activities.

3.3.

The Warrants may not be offered, sold, assigned or transferred (including through hedging or derivative transactions) by the Holder other than to one or more Permitted Transferees in each case in accordance with the provisions of Regulation S of the 1933 Act or pursuant to registration under the 1933 Act or an available exemption therefrom and by registration of such assignment or sale on the Register.

4.

No Rights as Shareholder. A Warrant does not entitle the Holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

5.

No Obligation to Purchase. Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for, or the Company to issue, any shares except those shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

6.

U.S. Legend. Certificates representing Common Shares issued pursuant to the Subscription Form, and all certificates issued in exchange thereof or in substitution therefor, until such time as it is no longer required under the applicable requirements of the 1933 Act or applicable United States state laws and regulations, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES PURSUANT TO RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE LOCAL LAWS AND REGULATONS, (C) PURSUANT TO

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THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) PURSUANT TO ANOTHER APPLICABLE EXEMPTION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AFTER, IN THE CASE OF TRANSFERS PURSUANT TO CLAUSE (C) OR (D), PROVIDING TO THE COMPANY A LEGAL OPINION OR OTHER EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT.”

Notwithstanding the foregoing, the Company or the Company’s transfer agent may impose additional requirements for the removal of legends from securities sold in compliance with Rule 904 of Regulation S of the 1933 Act in the future.

7.	Covenants:

7.1.

So long as any Warrants evidenced hereby remain outstanding, the Company shall at all times reserve and keep available a number of its authorized but unissued Common Shares that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Certificate.

7.2.

The Company covenants and agrees that until the Expiry Time, while the Warrants (or remaining portion thereof) shall be outstanding, the Company shall use its commercially reasonable efforts to remain listed on the Principal Market, and to maintain its status as a “reporting issuer” not in default of the requirements of the applicable securities laws in the jurisdictions in which the Company is currently a reporting issuer, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company to cease to be listed on the Principal Market or cease to be a reporting issuer, respectively, so long as the holders of the Common Shares receive securities of an entity which is listed on an Eligible Market or cash or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate laws and the rules and policies of the Principal Market.

7.3.

The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required for the carrying out or performing of the provisions of this Warrant Certificate.

7.4.

In the event of a Change of Control Transaction in which the consideration to be received by the Company’s shareholders consists of cash and/or marketable securities, if this Warrant Certificate is outstanding upon the consummation of such Change of Control Transaction then (a) if the Fair Market Value of one Common Share is greater than the then applicable Exercise Price, this Warrant Certificate may be exercised at the election of the Holder on a net exercise issue basis as of immediately prior to such Change of Control Transaction and (b) if the Fair Market Value of one Common Share is less than or equal to the then applicable Exercise Price, this Warrant Certificate will expire immediately prior to the consummation of such Change of Control Transaction.

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7.5.

The covenants of the Company referenced in Sections 9(c), (d), (e) and (f) of the Note are incorporated herein by reference. Such covenants of the Company shall not merge in or be prejudiced by and shall survive the redemption of the Note and shall continue in full force and effect so long as the Warrants are outstanding.

7.6.	Upon request of the Holder, the Company shall use commercially reasonable efforts to issue to the Holder Book-Entry Warrants settled through the Agent in lieu of this Warrant Certificate.

8.

Lost, Stolen or Mutilated Warrant Certificate. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant Certificate, the Company shall execute and deliver to the Holder a new Warrant Certificate representing the outstanding number of Warrants.

9.

Payment of Collection, Enforcement and Other Costs. If (a) this Warrant Certificate is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Warrant Certificate or to enforce the provisions of this Warrant Certificate or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting the Holder’s rights and involving a claim under this Warrant Certificate, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys’ fees and disbursements.

10.

Construction; Headings. This Warrant Certificate shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Warrant Certificate are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant Certificate. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Warrant Certificate instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Warrant Certificate.

11.

Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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12.	Dispute Resolution.

12.1.	Submission to Dispute Resolution.

12.1.1.

In the case of a dispute relating to the Exercise Price, Exercise Rate or the arithmetic calculation thereof, the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail or otherwise (A) if by the Company, within five (5) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder within five (5) Business Days after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price or the arithmetic calculation of such Exercise Rate (as the case may be) at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Company shall select an independent, reputable investment bank acceptable to the Holder, acting reasonably, to resolve such dispute and the Company shall promptly send written confirmation of such joint selection to the Holder.

12.1.2.

The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 12.1 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m., New York time, by the fifth (5th) Business Day immediately following the date on which the Company provided notice to the Holder of the joint selection of such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation). Any and all communications between the Company, on the one hand, and the Holder, on the other hand, and such investment bank shall be made in writing and a copy provided simultaneously to the Company and the Holder and no meeting between such investment bank and the Company or the Holder shall take place unless each of the Company and the Holder are in attendance.

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12.1.3.

The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be shared equally between the Company and the Holder, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

13.	Notices; Currency; Payments.

13.1.

Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant Certificate must be in writing and will be deemed to have been delivered: (i) upon receipt by the recipient, when delivered personally; (ii) upon receipt by the recipient, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Li-Cycle Holdings Corp.

207 Queen’s Quay West, Suite 590

Toronto, Ontario M5J 1A7

Attention: Ajay Kochhar

Email: ajay.kochhar@li-cycle.com

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer LLP

601 Lexington Avenue, 31st Floor

New York, New York

Attention: Paul M. Tiger, Andrea M. Basham

Email: Paul.Tiger@Freshfields.com

Andrea.Basham@Freshfields.com

If to the Holder:

Glencore Ltd.

330 Madison Ave.

New York, NY 10017

Attention: Legal Department

Email: legalnotices@glencore-us.com

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with a copy to:

Glencore International AG

Baarermattstrasse 3

CH – 6340 Baar

Switzerland

Attention: General Counsel

Email: general.counsel@glencore.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 5th Avenue

New York, NY 10153

Attention: Heather Emmel, David Avery-Gee

Email: Heather.emmel@weil.com

David.Avery-Gee@weil.com

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clauses (i), (ii) or (iii) above, respectively.

13.2.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant Certificate, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) within three (3) Business Days after any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grant, issuances, or sales of any or rights to purchase shares, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any change of control transaction, dissolution or liquidation, provided in each case that any material non-public information in any such notice shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

13.3.	Calculation of Time. When computing any time period in this Warrant Certificate, the following rules shall apply:

13.3.1.	the day marking the commencement of the time period shall be excluded but the day of the deadline or expiry of the time period shall be included;

13.3.2.

for time periods measured in Business Days, any day that is not a Business Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Business Day, the deadline or time period shall be extended to the next following Business Day;

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13.3.3.

for time periods measured in Trading Days, any day that is not a Trading Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Trading Day, the deadline or time period shall be extended to the next following Trading Day;

13.3.4.

if the end date of any deadline or time period in this Warrant Certificate refers to a specific calendar date and that date is not a Business Day, the deadline or time period shall be extended to the next Business Day following the specific calendar date; and

13.3.5.	when used in this Warrant Certificate the term “month” shall mean a calendar month.

13.4.	Currency. Unless otherwise specified or the context otherwise requires all dollar amounts referred to in this Warrant Certificate are in United States Dollars (“U.S. Dollars”).

13.5.

Payments. Whenever any payment of cash is to be made pursuant to this Warrant Certificate, unless otherwise expressly set forth herein, such payment shall be made in U.S Dollars by wire transfer of immediately available funds. Whenever any amount expressed to be due by the terms of this Warrant Certificate is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

14.

Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Warrant Certificate and the Registration Rights Agreement.

15.

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant Certificate shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant Certificate and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner

18

permitted by law. Nothing contained herein shall be deemed or operate to preclude a Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to a Holder or to enforce a judgment or other court ruling in favor of a Holder. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS WARRANT CERTIFICATE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS WARRANT CERTIFICATE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

16.

Severability. If any provision of this Warrant Certificate is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant Certificate so long as this Warrant Certificate as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

17.	Certain Definitions. For purposes of this Warrant Certificate, the following terms shall have the following meanings:

(a)	“1933 Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)	“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

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(c)

“Additional Shares of Common Stock” shall mean all Common Shares or securities or notes convertible or exchangeable for Common Shares issued by the Company after the date of this Warrant Certificate, other than (1) the following Common Shares and (2) Common Shares deemed issued pursuant to the following options and securities or notes convertible into or exchangeable for Common Shares:

(i)	Common Shares or securities or notes convertible into or exchangeable for Common Shares issued by way of a dividend or distribution that is covered by Section 2.1;

(ii)

Common Shares or securities or notes convertible into or exchangeable for Common Shares issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries, whether issued before or after the date of this Warrant Certificate, pursuant to any option or incentive plan of the Company adopted by the board of directors of the Company (or any predecessor governing body); and

(iii)

Common Shares or securities or notes convertible into or exchangeable for Common Shares issued upon the exercise of options or warrants or Common Shares issued upon the conversion or exchange of securities or notes convertible into or exchangeable for Common Shares which are outstanding as of the date hereof, in each case provided such issuance is pursuant to the terms of such option or warrants or securities or notes convertible into or exchangeable for Common Shares.

(d)

“Affiliate” means, in relation to any Person (the “first named person”), any other Person that controls, is controlled by or is under common control with the first named person; provided that, for greater certainty, the Company is not an Affiliate of the Holder or any of its subsidiaries for the purposes of this Warrant Certificate.

(e)

“Applicable Law” means all laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature, having application, directly or indirectly, to the Company, and includes the rules and policies of any stock exchange upon which the Company has securities listed or quoted.

(f)

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City or the City of Toronto are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City or the City of Toronto generally are open for use by customers on such day.

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(g)

“Change of Control Transaction” means any of the following events: (i) a “person” or “group” (within the meaning of Section 13(d)(3) of the 1934 Act), other than the Company or one or more employee benefit plans of the Company, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of Common Shares representing more than fifty percent (50%) of the Company’s then outstanding Common Shares (other than Common Shares held by the Company as treasury stock or owned by a subsidiary of the Company); (ii) the consummation of (A) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company, taken as a whole, to any Person; or (B) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, amalgamation, arrangement, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) more than fifty percent (50%) of the outstanding Common Shares (other than Common Shares held by the Company as treasury stock or owned by a subsidiary of the Company) are exchanged for, converted into, acquired for, or constitute solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Shares); provided, however, that any merger, consolidation, amalgamation, arrangement, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control Transaction pursuant to this clause (ii); (iii) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or (iv) the Common Shares cease to be listed on any Eligible Market. For the purposes of this definition, whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the 1934 Act.

(h)

“Common Shares” means (i) the Company’s common shares, (ii) any share capital into which such common shares shall have been changed or any share capital resulting from a reclassification of such common shares and (iii) for purposes of Section 2.1(iv) only, the common shares or other securities of any of the Company’s subsidiaries in addition to the common shares of the Company.

(i)

“Eligible Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or the OTC US Market so long as, in the case of the OTC US Market only, the market capitalization of the Company is $150,000,000 or more.

(j)	“Exercise Period” has the meaning given to such term in Section 1.2.

(k)	“Exercise Price” has the meaning given to such term in Section 1.1.

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(l)	“Exercise Rate” means the number of Common Shares issuable upon exercise of the Warrants pursuant to Section 1 determined by dividing (i) $1,000 by (ii) the Exercise Price.

(m)	“Expiry Time” has the meaning given to such term in Section 1.2.

(n)

“Fair Market Value” means, with respect to any issuance of Additional Shares of Common Stock, the volume weighted average price of the Common Shares for the seven (7) Trading Days immediately preceding the issue date of such Additional Shares of Common Stock.

(o)	“Ineligible Consideration” has the meaning given to such term in Section 2.10.

(p)

“Permitted Transferees” means as to the Holder, any of the following: (i) if a natural person, his/her ancestors, descendants, siblings, or spouse, any executor or administrator of his/her estate, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary primarily for the account of the Holder or his/her ancestors, descendants, siblings, or spouse, whether step, in-law or adopted, and, in the case of any such trust or fiduciary, to the Holder who transferred this Note to such trust or fiduciary, but only with respect to transfers made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy; (ii) if an entity, (A) the then-existing members, shareholders or other investors in the Holder in connection with the dissolution or winding-up of the Holder, or (B) any Person in connection with any consolidation or reorganization of the Holder directly or indirectly with or into one or more other investment vehicles; or (iii) any Affiliate of the Holder (in respect of clause (iii) only, other than any investment portfolio company of the Holder that is an Affiliate).

(q)

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(r)

“Principal Market” means The New York Stock Exchange or any Eligible Market on which the Company’s Common Shares are listed (and, in the case of multiple listing, the majority of the Company’s Common Shares trade) at the applicable time.

(s)	“Registration Rights Agreement” means the registration rights agreement dated as of [•], 2022 between the Company and the Holder, as amended from time to time.

(t)	“SEC” means the United States Securities and Exchange Commission or any successor thereto.

(u)	“Subscription Form” means the subscription form attached hereto as Exhibit A.

(v)	“Tax Act” means the Income Tax Act (Canada).

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(w)

“Trading Day” means, as applicable, (i) with respect to all price or trading volume determinations relating to the Common Shares, any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded, provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (ii) with respect to all determinations other than price determinations relating to the Common Shares, any day on which the Principal Market (or any successor thereto) is open for trading of securities.

(x)	“Transfer Form” means the transfer form attached hereto as Exhibit B.

18.

Disclosure. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Warrant Certificate, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company, the Company shall on or prior to 9:00 a.m., New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company.

19.

Absence of trading and disclosure restrictions. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

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Exhibit A

Subscription Form

Capitalized terms used herein have the meanings ascribed thereto in the Warrant Certificate (the “Warrant Certificate”) to which this Subscription Form is attached.

The undersigned holder of the attached Warrant Certificate hereby subscribes for ______________ common shares (the “Shares”) of LI-CYCLE HOLDINGS CORP. (the “Company”) pursuant to the terms of the Warrant Certificate at the Exercise Price on the terms specified in the Warrant Certificate and contemporaneously with the execution and delivery hereof makes payment therefor on the terms specified in the Warrant Certificate. If any Warrants represented by this Warrant Certificate are not being exercised, a new Warrant Certificate representing the unexercised Warrants will be issued and delivered with the certificate representing the Shares.

The undersigned hereby directs that the Shares be issued as follows:

Names(s) in Full	Address(es)	Number of Common Shares

Date: [ ], 20

[ ]

By:
Name:
Title:

24

Exhibit B

Transfer Form

Assignor:

Company: LI-CYCLE HOLDINGS CORP. (the “Company”)

Warrant: Warrant No. _______ to purchase common shares issued on ______________________ (the “Warrant”)

Date:

In the case of a warrant certificate that contains the U.S. restricted legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A) the transfer is being made only to the Company;

☐	(B) the transfer is being made outside the United States in compliance with Rule 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and in compliance with any applicable local securities laws and regulations and the undersigned has furnished to the Company any other evidence in form and substance required by the Company to such effect, or

☐	(C) the transfer is being made in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws or the filing of a prospectus or similar document under the securities laws of any jurisdiction of Canada, including, without limitation, the Securities Act (Ontario) and the rules and regulations made thereunder, and the undersigned has furnished to the Company an opinion of counsel of recognized standing or other evidence in form and substance reasonably satisfactory to the Company to such effect.

Assignment. The undersigned registered holder of the Warrant (the “Assignor”) assigns and transfers to the assignee named below all of the rights of Assignor under the accompanying Warrant Certificate with respect to the number of Warrants set forth below:

Name of Assignee:

Address of Assignee:

Number of Warrants Assigned:

and does irrevocably constitute and appoint ______________________ as attorney to make such transfer on the books of LI-CYCLE HOLDINGS CORP. maintained for the purpose, with full power of substitution in the premises.

In the event of the transfer of less than the total number of Warrants represented by the accompanying Warrant Certificate, the Company is hereby instructed to deliver to or as directed by the Assignor, without charge, a new Warrant Certificate in respect of the balance of the Warrants which have not been transferred.

ASSIGNOR

(Print name of Assignor)

(Signature of Assignor)

(Print name of signatory, if applicable)

(Print title of signatory, if applicable)

Address:

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Exhibit B

Form of Registration Rights Agreement

See attached.

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) dated as of May [•], 2022 is by and between Li-Cycle Holdings Corp., an Ontario corporation (the “Company”), and Glencore Ltd., a Swiss company having an office at 330 Madison Ave., New York, NY 10017, or its permitted assigns (the “Holder”).

WHEREAS, pursuant to the Note Purchase Agreement, dated as of May 5, 2022 (the “Note Purchase Agreement”), between the Company and the Holder, on the Closing Date, the Company issued to the Holder $200,000,000 original principal amount of Convertible Notes due [•], 2027 (the “Initial Convertible Note” and, together with any additional notes that may be issued to the Holder in respect of any interest paid by the Company in kind as permitted by the Initial Note, the “Convertible Notes”);

WHEREAS, upon any conversion of the Convertible Notes in accordance with their terms, the Company will issue to the Holder Common Shares in accordance with the terms of the Convertible Notes (such Common Shares, the “Conversion Shares”);

WHEREAS, in connection with any redemption of the Convertible Notes by the Company in accordance with their terms, the Company is required to issue to the Holder a warrant (the “Redemption Warrants”) to acquire Common Shares (such Common Shares, the “Redemption Warrant Shares”);

WHEREAS, the Company is party to that Investor and Registration Rights Agreement by and between the Company and the parties thereto dated as of August 10, 2021 (the “IRA”); and

WHEREAS, the entry into this Agreement is a condition precedent to the Holder’s obligation to purchase the Initial Convertible Note.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain a Misstatement, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making public.

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person.

For purposes of this Agreement, no party to this Agreement shall be deemed to be an Affiliate of another party to this Agreement solely by reason of the execution and delivery of this Agreement. For purposes of this Agreement, neither Sponsor nor its Affiliates shall be considered to be an Affiliate of the Company or any Person Controlled by the Company.

“Agreement” shall have the meaning given in the Preamble.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The term “Beneficially Own” shall have a correlative meaning.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Closing” means the closing of the Transactions.

“Closing Date” means the date hereof or such other date and/or time as may be agreed pursuant to the Note Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Shares” means the common shares of the Company.

“Company” shall have the meaning given in the Preamble.

“Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” shall have the meaning given in the Recitals.

“Convertible Notes” shall have the meaning given in the Recitals.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Effective Time” means the moment in time at which the Closing occurs.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form F-1” means a Registration Statement on Form F-1 or any comparable successor form or forms thereto.

“Form F-3” means a Registration Statement on Form F-3 or any comparable successor form or forms thereto.

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“Form S-1” means a Registration Statement on Form S-1 or any comparable successor form or forms thereto.

“Form S-3” means a Registration Statement on Form S-3 or any comparable successor form or forms thereto.

“Governmental Entity” means any United States, Canadian or other (a) federal, state, provincial, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Holder” shall have the meaning given in the Preamble.

“Initial Convertible Note” shall have the meaning given in the Recitals.

“IRA” shall have the meaning given in the Recitals.

“Law” means any federal, state, provincial, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, Order, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“New Registration Statement” shall have the meaning given in subsection 2.3.3.

“Note Purchase Agreement” shall have the meaning given in the Recitals.

“Order” means any writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

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“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Redemption Warrants” shall have the meaning given in the Recitals.

“Redemption Warrant Shares” shall have the meaning given in the Recitals.

“Registrable Security” and “Registrable Securities” shall mean the Conversion Shares and the Redemption Warrant Shares, and any other equity security of the Company issued or issuable with respect to any Conversion Shares, Redemption Warrant Shares or Redemption Warrants by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any Registrable Securities, such securities shall cease to be Registrable Securities upon the earlier of: (a) when the following conditions have been satisfied: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company to the transferee, and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities have been sold under Rule 144 (or other similar exemption under the Securities Act then in force); or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction and (b) the later of (x) the date on which Rule 144 (or other similar exemption under the Securities Act then in force) is available for the sale of all of the Holder’s Common Shares without regard to volume limitations or manner of sale requirements and (y)(1) with respect to the Holder’s right to request a Demand Registration pursuant to Section 2.1 or a Resale Shelf Registration Statement pursuant to Section 2.3, three (3) years after the Holder’s receipt of the Conversion Shares or the Redemption Warrant Shares, as applicable, in respect of the entire outstanding principal amount of the Convertible Notes or the exercise in full of the Redemption Warrant, as applicable and (2) with respect to any Piggyback Registration pursuant to Section 2.2, five (5) years the Holder’s receipt of the Conversion Shares or the Redemption Warrant Shares, as applicable, in respect of the entire outstanding principal amount of the Convertible Notes or the exercise in full of the Redemption Warrant, as applicable.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration or Underwritten Offering, as applicable, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any fees of the securities exchange on which Common Shares are then listed;

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(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company; and

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration or Underwritten Offering.

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Resale Shelf Registration” shall have the meaning given in subsection 2.1.1.

“Resale Shelf Registration Statement” shall have the meaning given in subsection 2.3.1.

“Rule 144” shall mean such rule promulgated under the Securities Act, as the same shall be amended from time to time, or any successor rule then in force.

“SEC Guidance” shall have the meaning given in subsection 2.3.3.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Transactions” means the issuance of the Initial Convertible Note pursuant to the Note Purchase Agreement.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a Person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a Person.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public, including for the avoidance of doubt an Underwritten Shelf Takedown.

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“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.3.4.

ARTICLE II

REGISTRATION

Section 2.1. Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of subsection 2.1.5 and Section 2.4 hereof, at any time and from time to time, the Holder may make a written demand for Registration of all or part of its Registrable Securities on Form F-3 (or, if Form F-3 is not available to be used by the Company at such time, on Form F-1 or another appropriate form permitting Registration of such Registrable Securities for resale by the Holder) (or, if the Company is not a foreign private issuer, Form S-3) (or, if Form S-3 is not available to be used by the Company at such time, on Form S-1 or another appropriate form permitting Registration of such Registrable Securities for resale by the Holder), which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Holder when making a Demand Registration may request that the registration be made pursuant to Rule 415 under the Securities Act (a “Resale Shelf Registration). The Company shall comply in all respects with all notification requirements and obligations to include other holders in such registration pursuant to Section 2.2 of the IRA. The Company shall effect, as soon thereafter as practicable, the Registration of all Registrable Securities requested by the Holder pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than two (2) Demand Registrations for the Holder.

2.1.2 Holder Information. The Company’s obligations to include the Registrable Securities held by the Holder in any Registration Statement are contingent upon the Holder furnishing in writing to the Company such information regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations.

2.1.3 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and remains effective for not less than 180 days (or such shorter period as shall terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the Underwriter or Underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an Underwriter or dealer and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, however, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or

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injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective for purposes of counting Registrations under subsection 2.1.1 above unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated, and the Holder thereafter affirmatively elects to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, however, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or has been terminated.

2.1.4 Underwritten Offering. Subject to the provisions of subsection 2.1.5 and Section 2.4 hereof, if the Holder advises the Company as part of its Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of the Holder to include its Registrable Securities in such Registration shall be conditioned upon the Holder’s participation in such Underwritten Offering and the inclusion of the Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. In the event the Holder is proposing to distribute its Registrable Securities through an Underwritten Offering under this subsection 2.1.4, it shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Holder, which Underwriter(s) shall be reasonably acceptable to the Company.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company and the Holder in writing that the dollar amount or number of Registrable Securities that the Holder desires to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Holder that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Shares or other equity securities of other Persons that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities;

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2.1.6 Demand Registration Withdrawal. The Holder shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) (if any) of their intention to withdraw from such Registration (i) in the case of an Underwritten Offering, prior to the launch of the roadshow for the offering, and (ii) otherwise, prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. If the Holder initiating a Demand Registration withdraws from a proposed offering pursuant to this Section 2.1.6, then such registration shall not count as a Demand Registration provided for in Section 2.1. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.6.

Section 2.2. Piggyback Registration.

2.2.1 Piggyback Rights. If at any time or from time to time, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company, other than a Registration Statement (i) filed pursuant to Section 2.1, (ii) filed in connection with any employee stock option or other benefit plan, (iii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iv) for an offering of debt that is convertible into equity securities of the Company, (v) to register the offering of securities in connection with a transaction to be registered on Form F-4 or S-4 or (vi) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to the Holder as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, in such offering, and (B) subject to the expiration or waiver by the Company of any applicable lock up with respect to the Common Shares pursuant to the Note Purchase Agreement, offer to the Holder the opportunity to register the sale of such number of Registrable Securities as the Holder may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter(s) of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holder pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The Holder when proposing to distribute Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter(s) in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holder when participating in the Piggyback Registration in writing that the dollar amount or number of Common Shares that the Company desires to sell, taken together with (i) Common Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Holder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) Common Shares, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

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(i)

If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing section (A), the Registrable Securities of the Holder exercising its rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof and any other Common Shares or other equity securities for the account of other Persons as to which Registration has been requested pursuant to written contractual piggy-back registration rights of such other Persons, in each case pro rata, based on the respective number of Registrable Securities that the Holder and such other shareholders have requested be included, which can be sold without exceeding the Maximum Number of Securities; and

(ii)

If the Registration is pursuant to a request by Persons or entities other than the Holder, then the Company shall include in any such Registration (A) first, Common Shares or other equity securities, if any, of such requesting Persons, other than the Holder, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing section (A), the Registrable Securities of the Holder exercising its rights to register its Registrable Securities pursuant to subsection 2.2.1, and any other Common Shares or other equity securities for the account of other Persons as to which Registration has been requested pursuant to separate written contractual arrangements with such Persons, in each case pro rata based on the respective number of Registrable Securities that the Holder and such other shareholders have requested be included, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. The Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Piggyback Registration prior to (i) in the case of an Underwritten Offering, the date on which the roadshow for the offering is launched, and (ii) otherwise, the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

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2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof, and there shall be no limit on the number of Piggyback Registrations.

2.2.5 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder of Registrable Securities has elected to include securities in such registration.

Section 2.3. Resale Shelf Registrations.

2.3.1 Registration Statement Covering Resale of Registrable Securities. Notwithstanding the right of the Holder to request a Resale Shelf Registration pursuant to Section 2.1.1, upon the written request of the Holder, the Company shall prepare and file or cause to be prepared and filed with the Commission as soon as practicable (but in any case no later than 45 calendar days after notice from the Holder) a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time by Holder of all of the Registrable Securities held by the Holder (the “Resale Shelf Registration Statement”). The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing, but no later than the earlier of (i) forty-five (45) calendar days after the filing of the Resale Shelf Registration Statement (or seventy-five (75) calendar days after the filing of the Resale Shelf Registration Statement if the Commission notifies the Company that it will “review” the Registration Statement) and (ii) fifteen (15) Business Days after the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company shall cause the Resale Registration Statement or a replacement Resale Registration Statement to remain effective until three (3) years after the Holder’s receipt of the Conversion Shares or the Redemption Warrant Shares, as applicable, in respect of the entire outstanding principal amount of the Convertible Notes or the exercise in full of the Redemption Warrant, as applicable. The Resale Shelf Registration Statement shall be filed on any then applicable form. If the Resale Shelf Registration Statement is initially filed on Form F-1 and thereafter the Company becomes eligible to use Form F-3 for secondary sales, the Company shall, as promptly as practicable, cause such Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is on Form F-3. If any Resale Shelf Registration Statement filed pursuant to Section 2.3.1 is filed on Form F-3 and thereafter the Company becomes ineligible to use Form F-3 for secondary sales, the Company shall promptly notify the Holder of such ineligibility and use its best efforts to file a shelf registration on an appropriate form as promptly as practicable to replace the shelf registration statement on Form F-3 and have such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such

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replacement Resale Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holder until all such Registrable Securities have ceased to be Registrable Securities; provided, however that at any time the Company once again becomes eligible to use Form F-3, the Company shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form F-3. Once effective, the Company shall use reasonable best efforts to keep the Resale Shelf Registration Statement that is required to be filed pursuant to this Section 2.3.1 and Prospectus included therein continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available at all times until the date on which the Holder ceases to hold any Registrable Securities. The Registration Statement filed with the Commission pursuant to this subsection 2.3.1 shall contain a Prospectus in such form as to permit the Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement (subject to compliance or waiver by the Company of any lock up provisions contained in the Note Purchase Agreement), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Holder. To the extent the Company is not a foreign private issuer, the references to Form F-1 and F-3 above shall be, instead, to Form S-1 and S-3, respectively. The Resale Shelf Registration Statement filed hereunder may also register Common Shares or other securities other than Registrable Securities pursuant to this Agreement, including shares sold by the Company to other shareholders.

2.3.2 Notification and Distribution of Materials. The Company shall notify the Holder in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within three (3) Business Days after the Resale Shelf Registration Statement becomes effective (which may be accomplished by the issuance of a press release with such information), and shall furnish to the Holder, without charge, at its request, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holder may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement (to the extent any of such documents are not available on EDGAR).

2.3.3 SEC Cutback. Notwithstanding the registration obligations set forth in this Section 2.3, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform the Holder and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”) on Form F-3 (or Form S-3, as applicable), or if Form F-3 (or Form S-3, as applicable) is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however that prior to filing such

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amendment or New Registration Statement, the Company shall use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by the Holder as to further limit its Registrable Securities to be included on the Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holder, subject to a determination by the Commission that the Holder must be reduced first based on the number of Registrable Securities held by the Holder. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.3.4 Underwritten Shelf Takedown. At any time and from time to time after a Resale Shelf Registration Statement has been declared effective by the Commission, to the extent such Resale Shelf Registration may be used for an underwritten offering, the Holder may request to sell all or any portion of the Registrable Securities in an underwritten offering that is registered pursuant to the Resale Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, however that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $10,000,000. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. The Company shall comply in all respects with all notification requirements and obligations to include other holders in such Underwritten Shelf Takedown pursuant to Section 2.3.4 of the IRA. The Holder when proposing to distribute its Registrable Securities through an Underwritten Shelf Takedown under this subsection 2.3.4 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Holder (who must be reasonably acceptable to the Company).

2.3.5 Reduction of Underwritten Shelf Takedown. If the managing Underwriter(s) in an Underwritten Shelf Takedown, in good faith, advise the Company and the Holder in writing that the dollar amount or number of Registrable Securities that the Holder desires to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell, taken together with (i) Common Shares, if any, as to which participation in the Underwritten Shelf Takedown has been demanded pursuant to separate written contractual arrangements with Persons other than the Holder, and (ii) Common Shares, if any, as to which participation in the Underwritten Shelf Takedown has been requested pursuant

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to separate written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then the Company shall include in such Underwritten Shelf Takedown, as follows: (i) first, the Registrable Securities of the Holder that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing section (i), any other Common Shares or other equity securities for the account of other Persons as to which inclusion in such Underwritten Shelf Takedown has been requested pursuant to separate written contractual arrangements with such Persons, in each case pro rata based on the respective number of Registrable Securities that the Holder and such other shareholders have requested be included; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.

2.3.6 Registrations effected by the Company pursuant to Section 2.3.1 or Section 2.3.6 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.3.7 Under no circumstances shall the Company be obligated to effect more than two (2) Underwritten Shelf Takedowns for the Holder.

Section 2.4. Restrictions on Registration Rights. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to (but may, at its sole option) file a Registration Statement pursuant to a Demand Registration request made under Section 2.1 during the period starting with the date thirty (30) days prior to Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days after the effective date of, a Company initiated Registration and provided that Company has delivered written notice to the Holder prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and the Company continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective.

Section 2.5. Other Registration Rights. The Company represents that, as of the date hereof and other than as set forth herein, no Person has the right to request or require it to register any equity securities issued by it, other than such registration rights granted pursuant (i) to those certain subscription agreements, entered into as of February 15, 2021, with investors participating in the private placement of securities of the Company in connection with the financing of the Company’s completed business combination, (ii) IRA and (iii) the Note Purchase Agreement dated as of September 29, 2021. The Company will not grant any Person any registration rights with respect to the capital shares of the Company that are prior in right or in conflict or inconsistent with the rights of the Holder as set forth in this Article II in any material respect (it being understood that this shall not preclude the grant of additional demand and piggyback registration rights in and of themselves so long as such rights are not prior in right to the rights under this Agreement).

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ARTICLE III

COMPANY PROCEDURES

Section 3.1. General Procedures. If at any time on or after the Effective Time the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold or are no longer outstanding;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holder or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or are no longer outstanding;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter(s), if any, and the Holder, and the Holder’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holder or the legal counsel for any the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.4 prior to any public offering of Registrable Securities, use its reasonable best efforts to: (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holder (in light of its intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holder to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

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3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 advise the Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed (provided that any such notice may be made by the issuance of a press release including such information);

3.1.9 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is or will become available on the Commission’s EDGAR system;

3.1.10 notify the Holder at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.11 permit a representative of the Holder, the Underwriter(s), if any, and any attorney or accountant retained by the Holder or such Underwriter(s) to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter(s), attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriter(s) enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.12 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter(s) may reasonably request, and reasonably satisfactory the Holder and such managing Underwriter;

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3.1.13 on the date the Registrable Securities are delivered for sale pursuant to such Registration, in the event of an Underwritten Offering, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Underwriter(s) may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.14 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering;

3.1.15 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.16 if a Registration, including an Underwritten Offering, involves the Registration of Registrable Securities involving gross proceeds in excess of $10,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in any Underwritten Offering; and

3.1.17 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holder, in connection with such Registration.

Section 3.2. Registration Expenses. All Registration Expenses shall be borne by the Company. It is acknowledged by the Holder that the Holder shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holder.

Section 3.3. Requirements for Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 3.4. Suspension of Sales; Adverse Disclosure. The Company shall promptly notify the Holder in writing if a Registration Statement or Prospectus contains a Misstatement and, upon receipt of such written notice from the Company, the Holder shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement, provided that the Company hereby covenants promptly to prepare and file any required supplement or amendment correcting any Misstatement promptly after the time of such notice and, if necessary, to request the immediate effectiveness thereof. If the filing, initial effectiveness or continued use of a

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Registration Statement or Prospectus included in any Registration Statement at any time (a) would require the Company to make an Adverse Disclosure, (b) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, (c) requires the Company to update the financial statements contained in such Registration Statement pursuant to the rules and regulations of the Commission through the filing of a post-effective amendment which is subject to potential Commission review, or (d) in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, which judgment shall be documented in writing and provided to the Holder in the form of a written certificate signed by such officer, such filing, initial effectiveness or continued use of a Registration Statement would be materially detrimental to the Company. The Company shall have the right to defer the filing, initial effectiveness or continued use of any Registration Statement pursuant to (a), (b) or (c) for a period of not more than ninety (90) days in any three hundred and sixty (360)-day period. In the event the Company exercises its rights under the preceding sentence, the Holder agrees to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities.

Section 3.5. Reporting Obligations. As long the Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to, upon request, promptly furnish the Holder with true and complete copies of all such filings. The Company further covenants that it shall take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell Common Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including using commercially reasonable efforts to provide any legal opinions. Upon the request of the Holder, the Company shall deliver to the Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.6. Limitations on Registration Rights. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holder and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.1. Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, the Holder, its officers and directors and agents and each Person who controls the Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material

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fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Holder expressly for use therein. The Company shall indemnify the Underwriter(s), their officers and directors and each Person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which the Holder is participating, the Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors and officers and agents and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among the Holder, and the liability of the Holder shall be in proportion to and limited to the net proceeds received by the Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holder of shall indemnify the Underwriter(s), their officers, directors and each Person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or Affiliate of such indemnified party and shall survive the transfer of securities. The Company and the Holder to the extent participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution (pursuant to subsection 4.1.5) to such party in the event the Company’s or the Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall to the extent permitted by law contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by a court of law by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of the Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by the Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.2, 4.1.2 and 4.13 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(D of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

Section 5.1. [Reserved]

ARTICLE VI

Section 6.1. [Reserved]

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ARTICLE VII

TERMINATION

Section 7.1. Termination. The Company’s obligations under Article II and Article III of this Agreement shall terminate upon the date on which neither the Holder nor any of its permitted assignees holds any Registrable Securities.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 8.1):

If to the Company, to it at:

Li-Cycle Holdings Corp.

207 Queen’s Quay West, Suite 590

Toronto, Ontario M5J 1A7

Attn: Ajay Kochhar

Email: ajay.kochhar@li-cycle.com

with a copy (which shall not constitute notice) to:

McCarthy Tétrault LLP

66 Wellington St W Suite 5300

Toronto, ON M5K 1E6 Attn: Jonathan Grant and Fraser Bourne

Email: jgrant@mccarthy.ca; fbourne@mccarthy.ca

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor New York, NY 10022

Attn: Paul M. Tiger; Andrea Basham

Email: paul.tiger@freshfields.com; andrea.basham@freshfields.com

If to the Holder, to the address or email address set forth for the Holder on the signature page hereof.

Section 8.2. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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Section 8.3. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto; except that the Holder may, without consent, assign its rights under this Agreement to any transferee of Common Shares permitted under the Note Purchase Agreement.

Section 8.4. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and its respective permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, however, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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Section 8.6. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.6..

Section 8.7. Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Unless the context of this Agreement clearly requires otherwise, use of the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Any reference to a law shall include any rules and regulations promulgated thereunder, and shall mean such law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof.

Section 8.8. Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 8.9. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 8.10. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

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Section 8.11. Amendment. This Agreement may not be amended, and no provision herein may be waived, except by an instrument in writing signed by the Company and the Holder.

Section 8.12. Waiver. At any time, (i) the Company may (a) extend the time for the performance of any obligation or other act of any Holder, (b) waive any inaccuracy in the representations and warranties of any Holder contained herein or in any document delivered by the Holder pursuant hereto and (c) waive compliance with any agreement of the Holder or any condition to its own obligations contained herein. At any time, (i) the Holder may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to their own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 8.13. Further Assurances. At the request of the Company, in the case of any Holder, or at the request of the Holder, in the case of the Company, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 8.14. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(Next Page is Signature Page)

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IN WITNESS WHEREOF, each of the Company and the Holder has caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

LI-CYCLE HOLDINGS CORP.

By:
Name:
Title:

HOLDER:

GLENCORE LTD.

By:
Name:
Title:

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Exhibit C

Form of Standstill Agreement

See attached.

AMENDED AND RESTATED STANDSTILL AGREEMENT

This AMENDED AND RESTATED STANDSTILL AGREEMENT (this “Standstill Agreement”) is entered into as of [_], 2022, by and between Li-Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”), Glencore Ltd., a company organized and existing under the laws of Switzerland (“Glencore”) and Glencore plc, a company organized under the laws of Jersey (“Glencore Parent” and together with Glencore, the “Glencore Parties”).

WHEREAS, Glencore and the Company previously entered into that certain Standstill Agreement, dated March 2, 2022 (the “Original Standstill Agreement”).

WHEREAS, concurrently with the execution and delivery of this Standstill Agreement, the Company is entering into a Note Purchase Agreement with Glencore (the “Note Purchase Agreement”), pursuant to which Glencore shall purchase from the Company a convertible note (the “Note”) in the aggregate principal amount of $200,000,000 (such transaction and the other transactions to be consummated pursuant to the Note Purchase Agreement (including the Commercial Agreements contemplated thereby), the “Transactions”); and

WHEREAS, in consideration of, and as a condition to, the issuance of the Note and the rights granted to Glencore under the Note Purchase Agreement, the Company and the Glencore Parties desire to amend and restate the Original Standstill Agreement in its entirety by entering into this Standstill Agreement on the term set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as set forth below.

Defined terms used but not defined herein shall have the meaning ascribed to them in the Note Purchase Agreement.

1.	Standstill.

Each of the Glencore Parties hereby agrees that, until the fifth anniversary of the date hereof (such period, the “Standstill Period”), unless specifically invited in writing by the board of directors or other authorized representatives who have been designated in writing by the Company (and only to the extent set forth in such invitation), neither Glencore Party shall, and each shall cause any other Person that controls, is controlled by or is under common control with the Glencore Party (“Affiliates”) and its representatives (in the case of such representatives, acting on behalf, or at the direction, of such Glencore Party or its Affiliates) to not, in any manner, directly or indirectly:

(a)

effect or seek, offer or propose (whether publicly or otherwise) to effect, or participate in, facilitate or knowingly encourage (including, without limitation, through the provision of financing) any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in:

(i)	any acquisition of any voting securities (or beneficial ownership thereof), or rights or options to acquire any voting securities (or beneficial ownership thereof), of the Company or its subsidiaries;

(ii)

any acquisition of any material assets, indebtedness or businesses of the Company or its subsidiaries (other than (i) any acquisition of commodities or other products of the Company in the ordinary course of business or (ii) trade credit extended to the Company in the ordinary course of business);

(iii)

any tender offer or exchange offer, merger or other business combination involving the Company, or any of the subsidiaries or assets of the Company or its subsidiaries constituting a material portion of the consolidated assets of the Company and its subsidiaries;

(iv)	any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or

(v)

any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or votes or any other attempt to influence votes from or by any holder of any voting securities of the Company in connection with any vote of the holders of any such securities;

(b)

form, join or in any way communicate or associate with other security-holders or participate in a “group” (as such term is defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), with respect to the Company or any voting securities of the Company;

(c)

otherwise act, alone or in concert with others, (i) to seek or obtain representation on or to control, change, advise or influence the management, board of directors or policies of the Company or any of its subsidiaries, or (ii) to propose any matter to be voted upon by the shareholders of the Company or that any meeting of the shareholders of the Company be called or held;

(d)	disclose or direct any person to disclose any intention, plan or arrangement inconsistent with the foregoing; or

(e)

advise, assist or encourage or direct any person (including serving as a financing source for any other person) to advise, assist or encourage any other persons in connection with any of the foregoing.

Each Glencore Party hereby represents and warrants that, as of the date hereof, neither such Glencore Party nor any of its Affiliates owns, beneficially or of record, any common shares or other securities of the Company.

Each Glencore Party hereby agrees that neither it nor its Affiliates or its or their representatives (in the case of such representatives, acting on behalf, or at the direction, of such Glencore Party or its Affiliates will in any manner, directly or indirectly, request the Company or any of its representatives to, directly or indirectly, amend or waive any provision of this Section 1 (including this sentence) if the making of such request would require the Company or either of the Glencore Parties to make a public disclosure regarding such request under applicable laws, provided that nothing in this paragraph will obligate the Company to agree to such amendment or waiver.

Notwithstanding the foregoing, (x) none of (i) the purchase by Glencore of the Note, (ii) the partial or full conversion of the Note by Glencore, or (iii) the exercise of any warrants received by Glencore in connection with the redemption of the Note, shall violate or breach or result in a violation or breach of any terms or conditions of this Standstill Agreement, (y) the Glencore Parties shall be permitted to acquire additional voting securities (or beneficial ownership thereof), or rights to acquire voting securities (or beneficial ownership thereof), of the Company pursuant to this clause (y) so long as the aggregate beneficial ownership of voting securities or rights to acquire voting securities of the Company acquired

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pursuant to this clause (y) (on an as-converted, as-exercised basis) does not exceed 5.0% of the then-outstanding voting securities of the Company; and (z) the Glencore Parties may initiate and engage in private, nonpublic discussions with, and submit confidential proposals to, the board of directors of the Company or other authorized representatives who have been designated in writing by the Company, in each case with respect to a potential transaction or any other matter described in this Section 1; provided, in the case of this clause (z), that any such proposal (i) shall be conditioned on the written approval of the board of directors of the Company and (ii) shall not reasonably require any public disclosure.

The provisions of this Section 1 will be of no further force and effect in the event:

i.

any person or group shall have acquired or entered into a definitive agreement with the Company to acquire more than 50% of the outstanding voting equity securities of the Company or assets of the Company representing more than 50% of its consolidated earning power;

ii.

the Company or its board of directors enters into, agrees to enter into, gives notice of a meeting of its securityholders to consider, publicly indicates its support of, or announces an intention to proceed with any amalgamation, arrangement, merger, takeover bid or any other similar business combination or transaction involving the Company and another party or any other transaction relating to the acquisition of at least a majority of the securities or assets of the Company; or

iii.

any third party (A) concurrently (x) “commences a tender offer” (within the meaning of Rule 14d-2 under the Exchange Act) or exchange offer for more than 50% of the outstanding voting securities of the Company and (y) makes a “takeover bid” (within the meaning of National Instrument 62-104 — Take-Over Bids and Issuer Bids (“NI 62-104”)) for such number of the outstanding voting securities of the Company which constitute more than 50% of the votes attaching to all outstanding voting securities of the Company that is not exempt from Part 2 of NI 62-104, and (B) within 15 Business Days thereafter, the Company’s board of directors does not recommend that its shareholders reject such offer and take-over bid.

2.

Termination. This Standstill Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier of (a) the end of the Standstill Period, and (b) the occurrence of any of the circumstances contemplated by the last paragraph of Section 1 hereof; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover out-of-pocket losses, liabilities or damages arising from such breach.

3.	Representations and Warranties.

Each party represents and warrants to the other parties as follows:

(a)	Organization. Such party is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)

Authorization: Validity; Enforcement. Such party has the requisite power and authority to execute and deliver this Standstill Agreement. The execution, delivery and performance by such party of this Standstill Agreement have been duly authorized by all necessary action on behalf of such party. No other proceedings on the part of such party are necessary to authorize the execution, delivery and performance by such party of this Standstill Agreement. This Standstill Agreement has been duly and validly executed and delivered by such party. Assuming this Standstill Agreement has been duly and validly authorized, executed and delivered on behalf of the other parties hereto, this Standstill Agreement is a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

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(c)

No Conflicts. The execution and delivery by such party of this Standstill Agreement, and the performance by such party of its obligations under this Standstill Agreement, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such party pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such party is a party or by which such party is bound or to which any of the property or assets of such party is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such party to perform its obligations hereunder; or (ii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such party or any of its properties that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such party to perform its obligations hereunder.

(d)

Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by any governmental entity is required on the part of such party in connection with the execution, delivery and performance by such party of this Standstill Agreement, except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the transactions contemplated by this Standstill Agreement.

(e)

Accuracy of Representations. Such party understands that the other parties hereto are relying and will rely upon the truth and accuracy of the foregoing representations, warranties, acknowledgments and agreements in connection with the transactions contemplated by this Standstill Agreement.

4.	Miscellaneous.

(a)

Each of the Glencore Parties acknowledges that the Company will rely on the acknowledgments, understandings and agreements contained in this Standstill Agreement. For the avoidance of doubt and notwithstanding any provision to the contrary in this Standstill Agreement, no party hereto shall have any obligation to enter into any further discussions, negotiations or agreements with respect to the subject matter hereof or any other potential transaction, to make diligence materials available or to negotiate in good faith or at all, and either Glencore (on behalf of the Glencore Parties) or the Company may at any time determine to terminate any such discussions or negotiations or the furnishing of diligence materials, for any reason or no reason at all.

(b)

Notwithstanding anything to the contrary in this Standstill Agreement, this Standstill Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto.

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(c)	All the agreements made by each party hereto in this Standstill Agreement shall survive the Closing and the purchase of the Note.

(d)

This Standstill Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

(e)

This Standstill Agreement, the Note Purchase Agreement, the Note, the Commercial Agreements and the Mutual Nondisclosure Agreement, dated March 1, 2022, by and between the Company and Glencore constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between or among the parties, with respect to the subject matter hereof, including the Original Standstill Agreement.

(f)

Except as otherwise provided herein, this Standstill Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(g)

If any provision of this Standstill Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Standstill Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(h)	Each party shall pay all of its own costs and expenses in connection with this Standstill Agreement and the transactions contemplated hereby.

(i)

Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed, sent by overnight mail via an internationally recognized carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

if to Glencore:

Glencore Ltd.

330 Madison Avenue

New York, NY 10017

Attention: Andy Smith

Email: Andy.Smith@glencore-us.com

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with a required copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention:    David Avery-Gee

Eoghan P. Keenan

Email:         David.Avery-Gee@weil.com

eoghan.keenan@weil.com

if to Glencore Parent:

Glencore plc

Baarermattstrasse 3, CH-6340

Baar, Switzerland

Attention:    General Counsel

Email:          general.counsel@glencore.com

with a required copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention:    David Avery-Gee

Eoghan P. Keenan

Email:         David.Avery-Gee@weil.com

eoghan.keenan@weil.com

if to the Company, to:

Li-Cycle Holdings Corp.

207 Queen’s Quay West

Suite 590

Toronto, Ontario M5J 1A7

Attention:     Carl DeLuca

Email:          Carl.DeLuca@li-cycle.com

with a required copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Attention:    Paul M. Tiger

Andrea Merediz Basham

Email:         paul.tiger@freshfields.com

andrea.basham@freshfields.com

(j)

This Standstill Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Standstill Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Standstill Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflicts of law principles that would require the application of any other law.

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THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK WITH RESPECT TO THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS STANDSTILL AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS STANDSTILL AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 4(j) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS STANDSTILL AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS STANDSTILL AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS STANDSTILL AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS STANDSTILL AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 4(j).

(k)

Each of the Glencore Parties hereby agrees that the Company would be irreparably injured by a breach of this Standstill Agreement by such Glencore Party, its Affiliates or representatives and that money damages are an inadequate remedy for an actual or threatened breach of this Standstill Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the Company in the event that this Standstill Agreement is breached. Therefore, each of the Glencore Parties agrees to the granting of specific performance of this Standstill Agreement and injunctive or other equitable relief in favor of the Company as a remedy for any such breach by such

7

Glencore Party, its Affiliates or representatives, without proof of actual damages. Each of the Glencore Parties further agrees to waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for either of the Glencore Parties’ or their respective Affiliates or representatives’ breach of this Standstill Agreement but shall be in addition to all other remedies available at law or in equity to the Company. Each of the Glencore Parties also agrees to reimburse the Company for all costs and expenses, including without limitation reasonable attorneys’ fees, incurred by the Company (as applicable) in enforcing such Glencore Party’s obligations hereunder.

[Signature pages follow.]

8

IN WITNESS WHEREOF, each of the Company, Glencore and Glencore Parent has executed or caused this Standstill Agreement to be executed by its duly authorized representative as of the date set forth above.

LI-CYCLE HOLDINGS CORP.

By:
Name: Ajay Kochhar Title: Chief Executive Officer

[Signature Page to A&R Standstill Agreement]

GLENCORE: GLENCORE LTD.

By:

Name: Title:

GLENCORE PARENT: GLENCORE PLC

By:
Name: Title:

[Signature Page to A&R Standstill Agreement]

Exhibit D

Opinions

See attached.

Exhibit 99.1

Li-Cycle and Glencore Announce Global Strategic Partnership; Glencore to Make a $200 Million Investment in Li-Cycle

Li-Cycle and Glencore Enter into a Long-Term Battery Supply Agreement; Glencore Designates Li-Cycle as a Preferred Global Lithium-ion Battery Recycling Partner

Li-Cycle and Glencore will Create an Integrated Network to Supply Primary and Secondary Lithium-ion Battery Materials

Li-Cycle and Glencore will also Enter into Arrangements for Black Mass Supply and Off-take, Hub End-Products and By-Products Off-take and Key Reagent Supply

TORONTO, Ontario (May 5, 2022) – Li-Cycle Holdings Corp. (NYSE: LICY) (“Li-Cycle” or the “Company”), an industry leader in lithium-ion battery resource recovery and the leading lithium-ion battery recycler in North America, today announced a strategic partnership with Glencore plc (LON: GLEN) (“Glencore”), a leading provider of primary metals for the production of EV batteries. The strategic partnership will better serve the EV battery supply chain by providing customers with an integrated approach for their primary and recycled metal needs.

Li-Cycle and Glencore have executed a global feedstock supply agreement under which Glencore will supply all types of manufacturing scrap and end-of-life lithium-ion batteries to Li-Cycle. Li-Cycle and Glencore have also entered into a non-binding Term Sheet for global, long-term strategic contracts, which would complement Li-Cycle’s existing off-take and marketing agreements, including:

•	Supply of black mass to Li-Cycle’s Hubs

•	Off-take of black mass from Li-Cycle’s Spokes

•	Off-take of battery-grade end products produced by Li-Cycle’s Hubs

•	Off-take of by-products from Li-Cycle’s Spokes and Hubs, and

•	Supply of sulfuric acid, one of the key input reagents for Li-Cycle’s Hubs

Upon execution of the commercial agreements, Glencore will make a $200 million investment in Li-Cycle and Glencore will have the right to nominate one board member to the Li-Cycle board. Li-Cycle has agreed to nominate Kunal Sinha, Glencore’s Head of Recycling, to the Li-Cycle Board of Directors.

“We are thrilled to have Glencore as a long-term strategic investor and global commercial partner. Bringing our complementary capabilities together will accelerate the path to a circular economy for critical materials in the lithium-ion battery supply chain,” said Ajay Kochhar, Li-Cycle Co-Founder and Chief Executive Officer. “These agreements further secure and diversify our lithium-ion battery supply and feedstock sources, competitively positioning our network expansion in North America and Europe.”

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Critical material supply has been recognized as a key success factor for enabling electrification around the world and localized supply sources are increasingly important to EV strategies. Glencore and Li-Cycle have a shared vision to enable sustainable, localized supply chains for electrification and recognize that both primary and secondary (or recycled) critical materials are required to deliver on this vision.

“As we continue to add to our recycling infrastructure of critical battery materials, we are pleased to work with Li-Cycle as a preferred global partner in the lithium-ion battery recycling space,” said Kunal Sinha, Head of Recycling at Glencore. “This is a key step in establishing a strong long-term foundation for the vertical integration of the battery materials supply chain. Together, we will be expanding the spectrum of battery material supply solutions to a broader global customer base, particularly in Europe and North America.”

Debbie Simpson, Li-Cycle Chief Financial Officer, added: “The $200 million investment by Glencore will enhance Li-Cycle’s already strong balance sheet and will provide us with total cash greater than our anticipated capital needs for the completion of the Rochester Hub and the five Spokes currently in development and our operating needs for the next two years. Once completed, the Glencore investment, together with the previously announced investments by LG Chem, Ltd. and LG Energy Solution, Ltd. and the investment made by an affiliate of Koch Strategic Platforms, will bring the total new capital we have raised since our August 2021 NYSE listing from key strategic global players in the battery material industry to $350 million.”

Glencore Financial Investment

Glencore will purchase a convertible note in the aggregate principal amount of $200 million (the “Note”). The Note will mature on the fifth anniversary of closing and have an initial conversion price of $9.95 per Li-Cycle common share and Li-Cycle will be entitled to pay interest on the Note in cash or payments in-kind (“PIK”), at its election. Cash interest payments will be based on the Secured Overnight Financing Rate (SOFR) plus 5.0% per year, and PIK payments will be based on SOFR plus 6.0% per year (with a SOFR floor of 1.0% per annum and cap of 2.0% per annum). In addition, Glencore has committed to a standstill agreement and Li-Cycle has granted certain registration rights to Glencore. If Glencore elects to convert during the conversion option period, Glencore would hold an approximate 10% equity stake in Li-Cycle (based on the current number of outstanding Common Shares).

Timing

The financial investment is subject to customary closing conditions and the execution of the commercial agreements described above. The commercial agreements are expected to be finalized and the financial investment is expected to close in the Company’s third fiscal quarter 2022.

Additional information regarding this announcement may be found in a Form 6-K that will be filed with the U.S. Securities and Exchange Commission.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The Common Shares to be issued in connection with the Investment have not been registered under the U.S. Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

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About Li-Cycle Holdings Corp.

Li-Cycle (NYSE: LICY) is on a mission to leverage its innovative Spoke & Hub Technologies™ to provide a customer-centric, end-of-life solution for lithium-ion batteries, while creating a secondary supply of critical battery materials. Lithium-ion rechargeable batteries are increasingly powering our world in automotive, energy storage, consumer electronics, and other industrial and household applications. The world needs improved technology and supply chain innovations to better manage battery manufacturing waste and end-of-life batteries and to meet the rapidly growing demand for critical and scarce battery-grade raw materials through a closed-loop solution. For more information, visit https://li-cycle.com/.

About Glencore plc

Glencore is one of the world’s largest global diversified natural resource companies and a major producer and marketer of more than 60 responsibly sourced commodities that advance everyday life. Through a network of assets, customers and suppliers that spans the globe, they produce, process, recycle, source, market and distribute the commodities that enable decarbonisation while meeting the energy needs of today. Glencore companies employ around 135,000 people, including contractors. With a strong footprint in over 35 countries in both established and emerging regions for natural resources, their marketing and industrial activities are supported by a global network of more than 40 offices. Glencore’s customers are industrial consumers, such as those in the automotive, steel, power generation, battery manufacturing and oil sectors. They also provide financing, logistics and other services to producers and consumers of commodities. Glencore is proud to be a member of the Voluntary Principles on Security and Human Rights and the International Council on Mining and Metals. They are an active participant in the Extractive Industries Transparency Initiative. Glencore recognises their responsibility to contribute to the global effort to achieve the goals of the Paris Agreement. Their ambition is to be a net zero total emissions company by 2050. In August 2021, they increased their medium-term emission reduction target to a 50% reduction by 2035 on 2019 levels and introduced a new short-term target of a 15% reduction by 2026 on 2019 levels. For more information, please visit the Glencore website at www.glencore.com.

CONTACTS

Li-Cycle Holdings Corp.

Investor Relations

Nahla A. Azmy

investors@li-cycle.com

Press

Kunal Phalpher

media@li-cycle.com

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Glencore plc

Investor Relations

Martin Fewings

t: +41 41 709 28 80

m: +41 79 737 56 42

martin.fewings@glencore.com

Press

Charles Watenphul

t: +41 41 709 24 62

m: +41 79 904 33 20

charles.watenphul@glencore.com

Forward-Looking Statements

Certain statements contained in this communication may be considered “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, Section 21 of the U.S. Securities Exchange Act of 1934, as amended, and applicable Canadian securities laws. Forward-looking statements may generally be identified by the use of words such as “will”, “continue”, “anticipate”, “expect”, “estimate”, “potential”, “future”, “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements in this press release include, for example, statements about the expected completion of the negotiation of strategic long-term contracts and the closing of the purchase of the Note by Glencore; the closing of the subscription for Common Shares by LG Chem, Ltd. and LG Energy Solution, Ltd.; the future financial performance of Li-Cycle and the anticipated benefits from the proposed collaboration with Glencore; the growing global market demand for lithium-ion batteries and their raw material; Li-Cycle’s liquidity requirements and capital resources; the future financial performance of Li-Cycle and the development of the Rochester Hub. These statements are based on various assumptions, whether or not identified in this communication, which Li-Cycle believe are reasonable in the circumstances. There can be no assurance that such estimates or assumptions will prove to be correct and, as a result, actual results or events may differ materially from expectations expressed in or implied by the forward-looking statements.

These forward-looking statements are provided for the purpose of assisting readers in understanding certain key elements of Li-Cycle’s current objectives, goals, targets, strategic priorities, expectations and plans, and in obtaining a better understanding of Li-Cycle’s business and anticipated operating environment. Readers are cautioned that such information may not be appropriate for other purposes and is not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Li-Cycle, and are not guarantees of future performance. Li-Cycle believes that these risks and uncertainties include, but are not limited to, the following: Li-Cycle’s inability to economically and efficiently source, recover and recycle lithium-ion batteries and lithium-ion battery manufacturing scrap, as well as third party black mass, and to meet the market demand for an environmentally sound, closed-loop solution for manufacturing waste and end-of-life lithium-ion batteries;

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Li-Cycle’s inability to successfully implement its global growth strategy, on a timely basis or at all; Li-Cycle’s inability to manage future global growth effectively; Li-Cycle’s inability to develop the Rochester Hub and its Spoke capital projects in a timely manner or on budget, or that those capital projects will not meet expectations with respect to their productivity or the specifications of their end products; Li-Cycle’s failure to materially increase recycling capacity and efficiency; Li-Cycle may engage in strategic transactions, including acquisitions, that could disrupt its business, cause dilution to its shareholders, reduce its financial resources, result in incurrence of debt, or prove not to be successful; risks related to international expansion; one or more of Li-Cycle’s current or future facilities becoming inoperative, capacity constrained or if its operations are disrupted; additional funds required to meet Li-Cycle’s capital requirements in the future not being available to Li-Cycle on commercially reasonable terms or at all when it needs them; Li-Cycle expects to incur significant expenses and may not achieve or sustain profitability; problems with the handling of lithium-ion battery cells that result in less usage of lithium-ion batteries or affect Li-Cycle’s operations; Li-Cycle’s inability to maintain and increase feedstock supply commitments as well as securing new customers and off-take agreements; a decline in the adoption rate of EVs, or a decline in the support by governments for “green” energy technologies; decreases in benchmark prices for the metals contained in Li-Cycle’s products; changes in the volume or composition of feedstock materials processed at Li-Cycle’s facilities; the development of an alternative chemical make-up of lithium-ion batteries or battery alternatives; Li-Cycle’s revenues for the Rochester Hub are derived significantly from a single customer; Li-Cycle’s insurance may not cover all liabilities and damages; Li-Cycle’s heavy reliance on the experience and expertise of its management; Li-Cycle’s reliance on third-party consultants for its regulatory compliance; Li-Cycle’s inability to complete its recycling processes as quickly as customers may require; Li-Cycle being subject to the risk of litigation or regulatory proceedings; Li-Cycle’s inability to compete successfully; increases in income tax rates, changes in income tax laws or disagreements with tax authorities; significant variance in Li-Cycle’s operating and financial results from period to period due to fluctuations in its operating costs and other factors; fluctuations in foreign currency exchange rates which could result in declines in reported sales and net earnings; unfavourable economic conditions, such as consequences of the global COVID-19 pandemic; natural disasters, unusually adverse weather, epidemic or pandemic outbreaks, cyber incidents, boycotts and geo-political events; failure to protect or enforce Li-Cycle’s intellectual property; Li-Cycle may be subject to intellectual property rights claims by third parties; Li-Cycle’s failure to effectively remediate the material weaknesses in its internal control over financial reporting that it has identified or if it fails to develop and maintain a proper and effective internal control over financial reporting. These and other risks and uncertainties related to Li-Cycle’s business are described in greater detail in the section entitled “Risk Factors” in its Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission and the Ontario Securities Commission in Canada on January 31, 2022. Because of these risks, uncertainties and assumptions, readers should not place undue reliance on these forward-looking statements. Actual results could differ materially from those contained in any forward-looking statement.

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